As filed with the Securities and Exchange Commission on May 4, 2023

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

PLANT CAPITAL, LLC
(Exact name of issuer as specified in its charter)

California
(State of other jurisdiction of incorporation or organization)

69846 Bluegrass Way Cathedral City, California 92234
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Mr. Andrew J. Milks 69846 Bluegrass Way Cathedral City, California 92234
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

019106 & 512227	92-3497620
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

pg. 1

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Circular pursuant to the requirements of Regulation A relating to these Securities has been filed with the United States Securities and Exchange Commission (the “Commission”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These Securities may not be sold, nor may offers to buy be accepted before the Offering Statement filed with the Commission is Qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We shall elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular, or the Offering Statement in which such Final Offering Circular was filed may be obtained.

As filed with the United States Securities & Exchange Commission on May 4, 2023

OFFERING CIRCULAR

FOR

PLANT CAPITAL, LLC

A California Limited Liability Company

TERMS OF SERIES A CONVERTIBLE PREFERRED SHARES OFFERING
SECURITIES OFFERED: 10,000 Series A Convertible Preferred Shares (Hereinafter referred to as the “Securities” and/or the “Shares”)
PRICE PER SERIES A CONVERTIBLE PREFERRED SHARE: $100.00 USD
MAXIMUM OFFERING PROCEEDS TO ISSUER: 1,000,000 USD
MINIMUM OFFERING: 7,500 Series A Convertible Preferred Shares
MINIMUM OFFERING PROCEEDS TO ISSUER: $750,000 USD
The Offering Period Will Commence upon this Offering Circular being Qualified by the SEC

Plant Capital, LLC. (the “Company”, “Issuer,” “we,” “us,” or “our”) is a California Limited Liability Company. The Company will be managed by our executive officers (each an “Officer” and collectively, the “Officers”). As further detailed in this Offering Circular (the “Offering Circular”), the Company has been organized as Cannabis Cultivation company.

The Offering Period will commence upon this Offering Circular being Qualified by the SEC. The Company is offering by means of this Offering Circular shares of its Series A Convertible Preferred Shares on a “best-efforts” and ongoing basis to investors who meet the Investor Suitability standards as set forth herein. We anticipate the shares of the Company’s Series A Convertible Preferred Shares will be sold by the Company and our Officers.

pg. 2

The minimum number of Series A Convertible Preferred Shares that will be sold to any investor is TEN (10) Series A Convertible Preferred Shares for a total investment of ONE THOUSAND DOLLARS ($1,000.00 USD). Investors cannot purchase fractional Series A Convertible Preferred Shares. Investors whose purchase of Series A Convertible Preferred Shares is accepted shall be referred to herein individually as a “Shareholder” or collectively as the “Shareholders”.

The shares of the Company’s Equity Membership Units and Series A Convertible Preferred Shares WILL NOT be initially listed for trading on a stock exchange or other trading market. Investing in our Series A Convertible Preferred Shares is speculative and involves substantial risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” to read more about the significant risks you should consider before buying the Company’s Series A Convertible Preferred Shares.

This Offering is being conducted on a “best-efforts” basis, which means the Company will use commercially reasonable best-efforts in an attempt to sell the Series A Convertible Preferred Shares. The Company’s Officers will not receive any commission or any other remuneration for these sales. In offering the Series A Convertible Preferred Shares on behalf of the Company, the Company’s Officers will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The Company is an “emerging growth company” under applicable United States Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements. This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO INVESTORS IF THE AGGREGATE PURCHASE PRICE BY INVESTORS EXCEEDS SEVENTY-FIVE MILLION AND 00/100 DOLLARS ($75,000,000.00 USD) ANNUALLY, PURSUANT TO THE TERMS OF RULE 251 OF REGULATION A TIER II SET FORTH UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFICALLY CONTAINED IN THIS OFFERING CIRCULAR; ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON. ANY PROSPECTIVE PURCHASER OF THE SERIES A CONVERTIBLE PREFERRED SHARES WHO RECEIVES ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD CONTACT THE COMPANY IMMEDIATELY TO DETERMINE THE ACCURACY OF SUCH INFORMATION AND REPRESENTATIONS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS OFFERING CIRCULAR SET FORTH ABOVE.

PROSPECTIVE PURCHASERS SHOULD NOT REGARD THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY OTHER COMMUNICATION FROM THE COMPANY AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH HIS, HER OR ITS OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER PROFESSIONALS WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT AND WITH SPECIFIC REFERENCE TO HIS, HER OR ITS OWN TAX SITUATION, PRIOR TO SUBSCRIBING FOR SERIES A CONVERTIBLE PREFERRED SHARES. THE PURCHASE OF SERIES A CONVERTIBLE PREFERRED SHARES BY AN INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR OTHER QUALIFIED RETIREMENT PLAN INVOLVES SPECIAL TAX RISKS AND OTHER CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED.

pg. 3

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE COMPANY. THIS OFFERING CIRCULAR CONTAINES SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR, BUT ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCES TO THE ACTUAL DOCUMENTS. COPIES OF DOCUMENTS REFERRED TO IN THIS OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST. RULE 251(D)(3)(I)(F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON AN CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)(F) WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

THE COMPANY MAY CHOOSE IN THE FUTURE TO OFFER THE SERIES A CONVERTIBLE PREFERRED SHARES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). PURSUANT TO RULE 251(D)(3)(I)(F), THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AFTER THE INITIAL QUALIFICATION DATE.

The use of projections or forecasts in this Offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our Series A Convertible Preferred Shares.

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pg. 4

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any supplements to this Offering Circular, which the Company refers to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. The Company has not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that the Company has filed with the SEC. Periodically, as the Company makes material investments or have other material developments, the Company will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that the Company makes in this Offering Circular will be modified or superseded by any inconsistent statement made by the Company in a subsequent Offering Circular supplement. The offering statement the Company filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in the Company’s annual reports, semi-annual reports and other reports and information statements that the Company will file periodically with the SEC.

The offering statement and all supplements and reports that the Company has filed or will file in the future can be read at the SEC website, www.sec.gov, or on our website, www.PlantCapitalIR.com. The contents of the Company’s website (other than this Offering Circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

The Company’s Management and those selling the Company’s Series A Convertible Preferred Shares on the Company’s behalf in this Offering will be permitted to make a determination that the purchasers of the Company’s Series A Convertible Preferred Shares in this Offering are to “Qualified Purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

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pg. 5

OFFERING SUMMARY & CONVERSION DETAILS:

The Offering Period will commence upon this Offering Circular being Qualified by the SEC. The proposed Offering of the Company’s Series A Convertible Preferred Shares is scheduled to begin immediately upon qualification of this Offering Circular by the United States Securities and Exchange Commission. A Maximum of ten thousand (10,000) Series A Convertible Preferred Shares are being offered to Qualified Purchasers.

SERIES A CONVERTIBLE PREFERRED SHARES INTEREST DISTRIBUTION POLICY: Interest on the Series A Convertible Preferred Shares will be payable on a cumulative basis, and in cash when declared by the Company’s Board of Directors or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% on the stated value of One Hundred Dollars ($100.00 USD).

DETAILS OF CONVERSION OF THE COMPANY’S SERIES A CONVERTIBLE PREFERRED SHARES:

Year 2 (Shareholder Conversion Option):

•	At any time during the second (2rd) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price of the Company’s Common Shares at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of One Hundred Dollars ($100.00 USD).

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

Year 3 (Shareholder Conversion Option):

•	At any time during the third (3rd) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price minus five percent (5%) of the Company’s Common Shares at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

pg. 6

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of One Hundred Dollars ($100.00 USD).

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

Year 4 (Shareholder Conversion Option):

•	At any time during the fourth (4th) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price minus ten percent (10%) of the Company’s Common Shares at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of One Hundred Dollars ($100.00 USD).

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

Year 5 (Shareholder Conversion Option & Mandatory Conversion Option):

•	Optional Shareholder Conversion Options: At any time during the fifth (5th) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price minus fifteen percent (15%) of the Company’s Common Shares Price at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

•	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

•	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of One Hundred Dollars ($100.00 USD).

pg. 7

•	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

•	Mandatory Shareholder Conversion: On the last business day of the fifth (5th) year of the investment, the Shareholder MUST convert each Series A Convertible Preferred Share of the Company for Common Shares of the Company at market price minus fifteen percent (15%) at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

The Company has the right to convert the Series A Convertible Preferred Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call-In” all Series A Convertible Preferred Shares at the value of the Company’s Common Shares, less the appropriate percentage discount in the Year that the acquisitions or merger occurs.

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TABLE OF CONTENTS:

pg. 9

ITEM 2: STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS:

The Company’s Series A Convertible Preferred Shares will be exempt from State Law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Company’s Series A Convertible Preferred Shares offered hereby are offered and sold only to “Qualified Purchasers”.

Qualified Purchasers include:

1.	Accredited Investors as defined under Rule 501(a) of Regulation D; and
2.	All other investors so long as their investment in the Company’s Series A Convertible Preferred Shares does not represent more than ten percent (10%) of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

However, the Company’s Series A Convertible Preferred Shares will be offered and sold only to those investors that are within the latter category (i.e., investors whose investment in the Company’s Series A Convertible Preferred Shares does not represent more than ten percent (10%) of the applicable amount), regardless of an investor’s status as an “accredited investor”. Accordingly, the Company and its management, reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company’ Management, in their sole and absolute and absolute discretion that such investor is not a “Qualified Purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “Accredited Investor” for purpose of satisfying one of the tests in the “Qualified Purchaser” definition, the investor must be a natural person who has:

1.	An individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000. USD at the time of the purchase, excluding the value of the primary residence of such person; or
2.	Earned income exceeding $200,000 USD in each of the two most recent years, or joint income with a spouse exceeding $300,000 USD for those years and a reasonable expectation of the same income level in the current year.
3.	If not a natural person, one of the following:
a.	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) (a) if the investment decision is made by a plan fiduciary, as defined in section 3(21) thereof, which is (i) a bank; (ii) a savings and loan association, (iii) an insurance company or (iv) a registered investment advisor, or (b) if the employee benefit plan has total assets in excess of $5 Million USD, or (c) if the employee benefit plan is a self-directed plan, with investment decisions made solely by persons that are accredited investors;
b.	A trust, with total assets in excess of $5 Million USD, not formed for the specific purpose of acquiring the securities of the company being offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act;
c.	A bank as defined in section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity, a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;
d.	A broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;
e.	An insurance company as defined in section 2(a)(13) of the Securities Act;
f.	An investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940 (the “Advisers Act”);
g.	A business development company as defined in section 2(a)(48) of the Investment Company Act;
h.	A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;
i.	Any rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;
j.	A private business development company as defined in section 202(a)(22) of the Advisers Act;

pg. 10

k.	A corporation, a Massachusetts or similar business trust, partnership, limited liability company or an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), not formed for the specific purpose of acquiring the securities of the issuer being offering, with total assets in excess of $5 Million USD;
l.	A plan established or maintained by a state or its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total asses in excess of $5 Million USD;
m.	Any entity not formed for the specific purposes of acquiring the securities offered, owning investments in excess of $5 Million USD;
n.	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;
o.	Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;
p.	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act (i) with assets under management of $5 Million USD, (ii) not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;
q.	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a family office that qualifies as an accredited investor pursuant to subsection (xvi) above, whose prospective investment in the issuer is directed by such family office;
r.	Any director or executive officer of the company; or
s.	An entity in which all the equity owners are accredited investors.

For purposes of determining whether a potential investor is a “Qualified Purchaser”, annual income and net worth should be calculated as provided in the “Accredited Investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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pg. 11

ITEM 3: STATEMENTS REGARDING FORWARD-LOOKING INFORMATION:

There are a number of statements in this Offering Circular which addresses activities, events or developments which the Company’s Management expects or anticipates will or may occur in the future. These statements are based on certain assumptions and analyses the Company’s Management made in light of its perception of historical trends, current business and economic conditions, and expected future developments, as well as other factors the Company’s Management believes are reasonable or appropriate. There can be no assurance that the actual results or developments the Company’s Management anticipates will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on the Company’s business or operations. ANY ESTIMATES OF LIKELY CASH FLOW ARE JUST THAT – ESTIMATES. CASH FLOW, IF ACHIEVED, MAY BE ERRATIC.

Potential investors can identify forward-looking statements by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” ‘believes,” “plans,” “expects,” “future,” and similar expressions that are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to the risks and uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating these forward-looking statements each investor should carefully consider the risks and uncertainties described in this Offering Circular.

Factors, many of which are beyond the Company’s control, which could have a material adverse effect on the Company’s operations and future prospects including, but are not limited to:

•	Any of the risk factors identified above;
•	The Company’s ability to effectively deploy the proceeds raised in this Offering;
•	The Company’s ability to attract investors to purchase shares of its Series A Convertible Preferred Shares;
•	Changes in economic conditions in the United States;
•	Expected rates of return provided to investors;
•	The ability of the Company’s Management / Officers to manage the Company’s Operations;
•	The quality and performance of the receivables;
•	Legislative and/or Regulatory changes impacting the Company’s business and/or the Company’s assets (including SEC guidance related to Regulation A or the JOBS Act);
•	The Company’s compliance with applicable Local, State and/or Federal Laws.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Offering Circular. All forward-looking statements are made as of the date of this Offering Circular and the risk that actual results will differ materially from the expectations expressed in this Offering Circular will increase with the passage of time. Except as otherwise required by the Federal Securities Laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Offering Circular, including, without limitations, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by the Company, the Company’s Management, or any other person that the objectives and plans set forth in this Offering Circular will be achieved.

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pg. 12

ITEM 4: DISTRIBUTION SPREAD:

	Number of Series A Convertible Preferred Shares Offered	Offering Price ($ USD)	Selling Commissions ($ USD)	Proceeds to the Company ($ USD)
Per Share	-------	$100.00	$0.00	$100.00
Total Minimum (no Broker Dealer)	7,500	$750,000	$0.00	$750,000
Total Minimum (with Broker Dealer)	7,500	$750,000	$37,500	$712,500
Total Maximum (no Broker Dealer)	10,000	$1,000,000	$0.00	$1,000,000
Total Maximum (with Broker Dealer)	10,000	$1,000,000	$50,000	$950,000

,

1)	The price per Series A Convertible Preferred Share shown above was determined by the Management of the Company.
2)	The Series A Convertible Preferred Shares will be offered and sold directly by the Company and its Management / Officers. No commissions for selling Series A Convertible Preferred Shares will be paid to the Company or its Management / Officers.
3)	The Company will be reimbursed for organization, offering, accounting and legal costs in connection with this offering, which are expected to be approximately five percent (5.00%) of the total capital raised.

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pg. 13

ITEM 5. RISK FACTORS:

THE PURCHASE OF THE COMPANY’S SERIES A CONVERTIBLE PREFERRED SHARES IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISK. IT IS IMPOSSIBLE TO PREDICT ACCURATELY THE RESULTS TO AN INVESTOR OF AN INVESTMENT IN THE COMPANY’S SERIES A CONVERTIBLE PREFERRED SHARES BECAUSE OF THE GENERAL UNCERTAINTIES THE COMPANY IS LIKELY TO FACE.

THIS OFFERING CIRCULAR CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS ARE ONLY PREDICTIONS AND ARE NOT GUARANTEES. ACTUAL EVENTS AND RESULTS OF OPERATIONS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE TYPICALLY IDENTIFIED BY THE USE OF TERMS SUCH AS “MAY,” “WILL,” “SHOULD,” “EXPECT,” “COULD,” “INTEND,” “ANTICIPATE,” “PLAN,” “ESTIMATE,” “BELIEVE,” “POTENTIAL,” OR THE NEGATIVE OF SUCH TERMS OR OTHER COMPARABLE TERMINOLOGY. THE FORWARD-LOOKING STATEMENTS INCLUDE HEREIN ARE BASED UPON THE COMPANY’S CURRENT EXPECTATIONS, PLANS, ESTIMATES, ASSUMPTIONS AND BELIEFS THAT INVOLVE NUMEROUS RISKS AND UNCERTAINTIES. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY’S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE RISK FACTORS DISCUSSED BELOW. ANY ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS COULD BE INNACCURATE. PURCHASERS OF THE SERIES A CONVERTIBLE PREFERRED SHARES ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS, AND SHOULD CONSULT WITH YOUR OWN LEGAL, TAX AND FINANCIAL ADVISORS WITH RESPECT THERETO. YOU ARE URGED TO READ THIS ENTIRE OFFERING CIRCULAR AND ANY OFFERING CIRCULAR SUPPLEMENTS BEFORE INVESTING IN THE COMPANY’S SERIES A CONVERTIBLE PREFERRED SHARES.

The Ongoing COVID-19 Pandemic May Have a Material Adverse Effect on the Company’s Business, Results of Operations and Financial Condition

In March of 2020, the World Health Organization classified the COVID-19 outbreak as a pandemic. The Company is unable to accurately predict the full impact that the pandemic will have on the Company’s results from operations, financial condition, liquidity and cash flows due to numerous factors that are not within the Company’s control, including the duration and severity of the outbreak, public health measures, such as business closures and stay-at-home orders, and other actions taken by governments and business in response to the pandemic, the availability of government or local funding programs, general economic disruption and uncertainty in key markets and financial market volatility, and the impact of the COVID-19 pandemic on general macroeconomic conditions and the pace of recovery when the pandemic subsides.

The events and consequences of the ongoing COVID-19 Pandemic may cause the Company not to be able to accurately predict, recognize or control, have a material adverse effect on its business, growth, reputation, prospects, financial condition, operating results, cash flows, and liquidity.

Emerging Growth Company Status

The Company is an “Emerging Growth Company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For as long as the Company is an Emerging Growth Company, the Company may take advantage of the specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

•	An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

pg. 14

•	An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the Company;
•	An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities Exchange Commission (“SEC”) determines otherwise; and
•	Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an Emerging Growth Company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an Emerging Growth Company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for Non-Emerging Growth Companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “Emerging Growth Company” upon the earliest of (i) when the Company has $1.0 Billion USD or more in annual revenues, (ii) when the Company has at least $700 Million USD in market value of the Company’s Common Shares held by non-affiliates, (iii) when the Company issues more than $1.0 Billion USD of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

Development Stage Business

The Company was formed as a California Limited Liability Company in March of 2023 (SOS #202356216765 / In Good Standing). Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There can be no assurances that the Company will operate profitably.

Risks Inherent in an Agriculture Business

The Company's business plan relies, in part, on its affiliated entities' ability to grow, harvest, and package medical and adult-use cannabis, as permitted under California Law, with the intention of deriving revenue from the sale of harvested cannabis plant material to the Company's licensed processors and retail centers. As such, the Company's profitability is dependent, in part, on the Company’s affiliated cultivators' and processors' ability to successfully, grow, harvest and package quality product. The Company's business is thus subject to the risks inherent in agriculture, such as insects, plant diseases destruction or damage caused by natural disasters or severe weather and similar agricultural risks, which may have a material adverse effect on the Company's business, financial position or results of operations.

Cannabis Remains Illegal Under Federal Law

Cannabis is illegal under Federal Law. Although the Company’s cannabis-related activities are permitted by California State Law, where the Company currently operates, these activities remain illegal under Federal Law in the United States. Cannabis remains a Schedule 1 Controlled Substance under United States Federal Law, and the penalties for violating the Controlled Substances Act are various serious and, depending on the quantity of cannabis involved, may include criminal penalties of up to twenty (20) years in prison and/or a fine of up to $2 Million USD. In addition, the United States Federal Government can seize and seek the civil forfeiture of the real or personal property used to facilitate the sale of cannabis as well as the money or other proceeds received in connection with such sale.

The United States Department of Justice has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but relied on State and Local Law Enforcement to address marijuana activity. In the event the Department of Justice reverses stated policy and begins strict enforcement of the Controlled Substances Act in the State of California, there may be a direct and adverse impact to the Company and its revenues and profits.

pg. 15

Federal Regulation of Cannabis in the United States

Investors are cautioned that in the United States, cannabis is largely regulated at the state level. To date, a total of thirty-nine (39) States, in addition to Washington D.C., Puerto Rico, the U.S. Virgin Islands, the Northern Marian Islands and Guam have legalized some form of whole-plant cannabis cultivation, sales, and use for certain medical and/or adult-use purposes.

Notwithstanding the permissive regulatory environment of cannabis at the California State level, cannabis continues to be categorized as a Schedule 1 Controlled Substance under the Controlled Substance Act in the United States and as such, remains illegal under United States Federal Law.

As a result of the conflicting view between the State Legislatures and the Federal Government regarding cannabis, investments in cannabis businesses in the United States are subject to inconsistent legislation and regulation. The response to this inconsistency was addressed in the memorandum which then Deputy Attorney General James Cole sent to all United States District Attorney’s (hereinafter referred to as the “Cole Memorandum”) acknowledging that, notwithstanding the designation of cannabis as a controlled substance at the Federal Level in the United States, several states had enacted laws relating to cannabis for medical purposes.

The Cole Memorandum outlined the priorities for the United States Department of Justice (hereinafter referred to as the “DOJ”) relating to the prosecution of cannabis offenses. In particular, the Cole Memorandum noted that in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale and possession of cannabis, conduct in compliance with those laws and regulations is less likely to be a priority at the Federal Level. Notably, however, the DOJ never provided specific guidelines for what regulatory and enforcement systems it deemed sufficient under the Cole Memorandum standard. In light of limited investigative and prosecutorial resources, the Cole Memorandum concluded that the DOJ should be focused on addressing only the most significant threats related to cannabis. States where medical cannabis had been legalized where not characterized as a high priority.

In response to questions posed by Senator to President Biden’s then nominee for United States Attorney General, and current United States Attorney General, Merrick Garland… Garland stated during February 2021 Congressional Testimony that he [Atty. Gen. Garland] would reinstate a version of the Cole Memorandum. Atty. Gen. Garland reiterated the statement that the Justice Department under his leadership would not pursue cases against Americans “complying with the laws in the states that have legalized and are effectively regulating marijuana” in written responses to the Senate Judiciary Committee provided around March 1, 2021

There can be no assurance as to the position any new administration may take on cannabis, and a new administration could decide to enforce the United States Federal Laws strongly. Any enforcement of current United States Federal Laws could cause significant financial damage to the Company and its shareholders. Further, future presidential administration may want to treat cannabis differently and potentially enforce the United States Federal Laws more aggressively.

Violations of any United States Federal Laws and Regulations could result in significant fines, penalties, and administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the Federal Government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. This could have a material adverse effect on the Company, including its reputation and ability to conduct business, its holdings (current and/or future, directly or indirectly) of cannabis licenses in the United States, the listing of its securities on any stock exchanges, its financial position, operating, profitability or liquidity, or the market price of the Company’s publicly traded shares. In addition, it is difficult to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial.

United States Regulatory Uncertainty

The rulemaking process for cannabis operators at the State level in any State will be ongoing and result in frequent changes. As a result, a compliance program is essential to manage regulatory risk. All operating policies and procedures implemented by the Company will be compliance-based and derived from the State Regulatory Structure governing ancillary cannabis businesses and their relationships to State-Licensed or Permitted operators, if any. Notwithstanding the Company’s efforts, regulatory compliance and the process of obtaining regulatory approvals can be costly and time-consuming. No assurance can be given that the Company will receive, or be able to maintain, or be allowed to renew, the requisite licenses, permits or cards to operate its business.

pg. 16

In addition, local laws and ordinances could restrict the Company’s business activities. Although legal under the Laws of the State of California, local governments have the ability to limit, restrict, and ban cannabis businesses from operating within their jurisdiction. Land use, zoning, local ordinances, and similar laws could be adopted or changed, and have a material adverse effect on the Company’s business. It is possible that laws or regulations may be enacted in the future that will be directly applicable to the Company’s business. The Company cannot predict the nature of any future laws, regulations, interpretations or applications, nor can the Company determine what effect additional regulations or administrative policies and procedures, when and if promulgated, could have on the Company’s business.

The Company is aware that multiple states are considering special taxes or fees on businesses in the cannabis industry. It is a potential, yet unknown, risk at this time that other States are in the process of reviewing such additional fees and taxation, which could result in changes in the State of California, where the Company operates. This could have a material adverse effect upon the Company’s business results of operations, financial condition or prospects.

Potential Re-Classification of Cannabis in the United States

If cannabis is re-categorized as a Schedule II or lower controlled substance, the ability to conduct research on the medical benefits of cannabis would most likely be improved; however, rescheduling cannabis may materially alter enforcement policies across many Federal Agencies, primarily the Food and Drug Administration (hereinafter referred to as the “FDA”). The FDA is responsible for ensuring public health and safety regulation of food, drugs, supplements, cosmetics and other similar products, pursuant to its enforcement authority set forth in the United States Federal Food Drug and Cosmetic Act (hereinafter referred to as the “FDCA”). The FDA’s responsibilities include regulating the ingredients, as well as the marketing and labeling, of drugs sold in interstate commerce. Because cannabis is Federally illegal to produce and sell, and because it has not federally recognized medical uses, the FDA has historically deferred enforcement related to cannabis to the Drug Enforcement Administration (hereinafter referred to as the “DEA”); however, the FDA has enforced the FDCA with regard to hemp-derived products, especially CBD, sold outside of state-regulated cannabis businesses.

If cannabis were to be rescheduled to a Federally controlled, yet legal, substance, the FDA would likely play a more active regulatory role. In the event that cannabis becomes subject to FDA regulation, the pharmaceutical industry may directly compete with state-regulated cannabis businesses for market share, and the pharmaceutical industry may urge the DEA, the FDA, and others to enforce the CSA and FDCA against businesses that comply with State, but no Federal Law. The potential for multi-agency enforcement could threaten or have a materially adverse effect on existing cannabis businesses whose operations are compliant with applicable State Laws, including the Company.

Additionally, the FDA may issue rules and regulations including good manufacturing practices, related to the growth, cultivation, harvesting and processing of medial cannabis. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where medial-use cannabis is grown register with the FDA and comply with certain Federally prescribed regulations. In the event that some or all of these regulations are imposed, the impact on the cannabis industry is unknown, including what costs, requirements and possible prohibitions may be enforced. If the Company is unable to comply with the regulations or registration as prescribed by the FDA, it may have an adverse effect on the Company’s business, operating results and/or financial condition.

Federal Cannabis Law Pre-Emption

It is possible that the Federal Government could pass legislation legalizing cannabis for medical and/or adult-use in the future. Such Federal Legislation would preempt similar legislation, and/or similar legislation efforts, including existing California State Law(s). The Company’s operations could be subject to new Federal Laws and regulations, which are currently unknown and could have a material adverse effect upon the Company’s business, results of operations, financial condition or prospects.

pg. 17

Prosecution of the Company’s Directors, Officers, Employees and Investors

The Company, directly or through subsidiary or affiliated business entities, is involved in the Cannabis Market. Cannabis is classified Federally as a Schedule I Narcotic. While cannabis could be re-scheduled under the Controlled Substances Agreement, no such action has been taken as of the date of this Offering Circular. Accordingly, it is currently a Felony to grow, cultivate, distribute, sell, or use cannabis. As a result, the Company may be deemed to be aiding and abetting illegal activities through its activities and the services that it provides. In addition, it is possible that investors of the Company could be subject to Section 356 of the USA Patriot Act, which amended the Bank Secrecy Action to require broker-dealers to monitor for, and report, suspicious activity (also known as “SAR” reporting). As a result, the Company may be subject to actions by law enforcement authorities, which would materially and adversely affect its business.

Extensive Regulation and Taxation

The Company’s services and customers are currently, and expected to continue to be, subject to Federal, State, County, Local and other regulations that are subject to change without notice. In addition, there may be other legal, tax and/or regulatory changes that the Company may or may not be able to foresee that may materially affect the Company. The process of complying with any regulation that may be imposed could, among other unknown risks, take a significant period of time and require the expenditure of substantial resources.

Competition

The Company faces intense competition from other companies, some of which have longer operating histories and more financial resources, more manufacturing resources, and more marketing experience than the Company. Increased competition by larger and better financed competitors could materially and adversely affect the Company’s business, financial condition and results of operations.

In the event of additional states passing legislation and/or constitutional amendments legalizing cannabis for medical and/or personal use, the Company could face additional competitive pressures, which could adversely impact its operational and financial success. Because of the early stage of cannabis industry, the Company expects to face additional competition from new entrants. If the number of users of adult-use cannabis increases in the State of California, or in any other State that the Company commences operations, the demand for products will increase and the Company expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products.

Further, notwithstanding the legal and regulated market for the growth, cultivation, distribution, and retail sale, there will likely continue to be unlicensed individuals and/or organizations involved in the sale of cannabis that choose to operate illegally and outside of the regulated operating environment.

To remain competitive, the Company will require a continued high level of investment in research and development, marketing, sales and client support. The Company may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the Company’s business, financial condition and result of its operations.

Competition with Criminal Enterprises

The Company’s operations may be a source of competition with current criminal enterprises dealing in cannabis, including drug cartels. As a result, the operations of the Company may be an ongoing target of attacks specifically designed to impede the success of its products, and it may be exposed to various levels of criminal interference and other risks and uncertainties including terrorism, violence, hostage taking and other drug gang activities. The nature of the Company’s operations may also make the Company subject to greater risks of theft and greater risks as to property security. These conditions could lead to lower productivity and higher costs, which would adversely affect results of operations and cash flow of the Company. Such conditions could have a material impact on the Company’s business, financial condition and result of its operations.

Opposition from Pharmaceutical and Other Industries

The medical marijuana industry could face a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is will funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement. Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry could have an adverse impact on the Company’s business.

pg. 18

Restricted International Border Access

As cannabis remains illegal under United States Federal Law, non-United States Citizens who are employed by or investing in legal and licensed cannabis companies could face detention, denial of entry or lifetime bans from the United States for their business associations with United States or Canadian cannabis businesses. Entry happens at the sole discretion of the United States Customs and Border Protection (hereinafter referred to as the “USCBP”) officers on duty, and such officers have wide latitude to ask questions in determining the admissibility of a foreign national.

As a result, the Canadian government has started warning travelers on its website that previous use of cannabis, or any substance prohibited by United States Federal Laws, could mean denial of entry to the United States. In addition, business or financial involvement in the legal cannabis industry in Canada or in the United States could also be reason for USCBP officers to deny entry to the United States. In reaction to the then-impending legalization of cannabis in Canada, the USCBP released a statement outlining its current position with respect to enforcement of United States Federal Laws. The statement specified that Canada’s legalization of cannabis would not change the USCBP’s enforcement of United States Federal Laws regarding controlled substances and, because cannabis continues to be a controlled substance under the Controlled Substances Act, working in or facilitating the proliferation of the cannabis industry in States in the United States or Canada where cannabis is legal may affect admissibility to the United. States.

Certain members of the Company, including its directors, officers, employees and/or investors (current and future) may be subject to denials or bans from entry into the United States by the USCBP officers due to their service, employment or investments with the Company. In the event that any such directors, officers, employees and/or investors are hindered or otherwise prevented from entering the United States, either in one instance or permanently, their ability to provide services to the Company could be materially hindered, which could have a material adverse effect on the Company’s business. In addition, the Company’s ability to attract qualified candidates for positions with the Company may be diminished by the prospect of a denial or ban from entry into the United States, which could have a material adverse effect on the Company’s business.

Restricted Access to Banking and Ability to Access Public and Private Capital

In February 2014, the Financial Crimes Enforcement Network, a bureau of the United States Department of the Treasury (hereinafter referred to as “FinCEN”), issued the FinCEN Memorandum outlining the pathways for financial institutions to bank state-sanctioned cannabis in compliance with Federal Enforcement priorities. The FinCEN Memorandum echoed the enforcement priorities of the Cole Memorandum and states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of Federal money Laundering Laws. Under these guidelines, financial institutions must submit a Suspicious Activity Report (hereinafter referred to as “SAR”) in connection with all cannabis-related banking activities by any client of such financial institution, in accordance with Federal Money Laundering Laws. These cannabis-relates SARs are divided into three categories – cannabis limited, cannabis priority, and cannabis terminated – based on the financial institution’s belief that the business in question follows State Law, its operating outside of compliance with State Law, or where the banking relationship has been terminated, respectively. Despite the foregoing, most banks do not accept deposit funds from state-sanctioned cannabis businesses. As a result, businesses involved in the cannabis industry in the United States often have difficulty accessing the United States Banking System and traditional financing sources.

In addition to the foregoing, banks may refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses. As a result, the Company may have limited or no access to banking or other financial services in the United States. In addition, Federal Money Laundering Statutes and Bank Secrecy Act regulations discourage financial institutions from working with any organization that sells a controlled substance, regardless of whether the state it resides in permits cannabis sales. The inability or limitation of the Company’s ability to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments may make it difficult for the Company to operate and conduct its business as planned or to operate efficiently.

While the Company may not be able to obtain bank financing in the United States or financing from United States Federally Regulated Entities, the Company does currently have access to equity financing through private markets in Canada and in the United States. The Company has, and expects to continue to have, access to equity and debt financing from the prospectus exempt (private placement) markets in Canada and in the United States. The Company also has relationships with sources of private capital that could be accessed at a higher cost of capital.

pg. 19

Lack of Access to the U.S. Bankruptcy Protections

Because the use of cannabis is illegal under United States Federal Law, many courts have denied cannabis businesses bankruptcy protections, thus making it very difficult for lenders to recoup their investments in the cannabis industry in the event of a bankruptcy. If the Company were to experience a bankruptcy, there is no guarantee that United States Federal Bankruptcy Protections would be viable, which would have a material adverse effect on the Company’s business, financial position or results of operations.

Regulatory Scrutiny of the Company’s Interest in the United States

The Company’s existing operations in the United States, and any future operations or investments, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in the United States, including the Securities and Exchange Commission (hereinafter referred to as the “SEC”), the Financial Industry Regulatory Authority (hereinafter referred to as “FINRA”), state securities administrators, or other regulators due to its status as a cannabis-related business.

As a result, the Company may be subject to significant direct and indirect interaction with public agencies. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on the Company’s ability to operate or invest in the United States or any other jurisdiction, in addition to those described herein.

Constraints on Marketing Products

The development of the Company’s business and operating results may be hindered by applicable restrictions on sales and marketing activities imposed by government regulatory bodies. The regulatory environment in the United States limits the Company’s ability to compete for market share in a manner similar to other industries. If the Company is unable to effectively market its products and compete for market share, or if the costs of compliance with Government Legislation and Regulation cannot be absorbed through increased selling prices for its products, the Company’s sales and operating results could be adversely affected.

Unfavorable Tax Treatment of Cannabis Companies

Under Section 280E (hereinafter referred to as "Section 280E") of the United States Internal Revenue Code of 1986 as amended (hereinafter referred to as the "U.S. Tax Code"), "no deduction or credit shall be allowed for any amount paid or incurred during the taxable year in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of schedule I and II of the Controlled Substances Act) which is prohibited by Federal law or the law of any state in which such trade or business is conducted." This provision has been applied by the U.S. Internal Revenue Service to cannabis operations, prohibiting them from deducting expenses directly associated with the sale of cannabis. Section 280E therefore has a significant impact on the retail side of cannabis, but a lesser impact on cultivation and manufacturing operations. A result of Section 280E is that an otherwise profitable business may, in fact, operate at a loss, after taking into account its U.S. Income Tax Expenses.

No assurance can be given that the Company’s interpretation of the existing Federal Income Tax laws and Treasury Regulations will not be challenged by the Internal Revenue Service (hereinafter referred to as the "IRS"), resulting in an increase in taxable income or a decrease in allowable deductions. In recent years, numerous changes to the Code have been enacted. These changes have affected marginal tax rates, personal exemptions, itemized deductions, depreciation and amortization rates, and other provisions of the Code. There can be no assurance that the present Federal Income Tax treatment of an investment in the Company will not be adversely affected by future legislative, judicial or administrative action. Any modification or change in the Code or the regulations promulgated thereunder, or any judicial decision, could be applied retroactively to an investment in the Company. In view of this uncertainty, prospective investors are urged to consider ongoing developments in this area and consult their advisors concerning the effects of such developments on an investment in the Company in light of their own personal tax situations.

pg. 20

Accordingly, there are various complex Federal, State and Local Tax considerations associated with an investment in the Company. The summary of these considerations set forth in this Offering Circular is not intended as a substitute for careful tax planning. The income tax consequences of an investment in the Company are complex and will not be the same for all taxpayers.

Risk of Challenge by the Internal Revenue Service

No assurance can be given that Company's interpretation of the existing Federal Income Tax Laws and Treasury Regulations will not be challenged by the IRS. An IRS challenge to the Company's interpretation of existing Tax Law could result in an increase in taxable income or a decrease in allowable deductions.

Moreover, there can be no assurance that some of the deductions claimed or positions taken by the Company may not be successfully challenged by the IRS. The Company will consider taking all deductions and positions for which there is support, even though it may be aware that the IRS might not agree. An audit of the Company’s Tax Return(s) may result in the disallowance of certain deductions, an increase in the Company’s gross or taxable income and an audit of the income tax or information returns of the investors that could result in adverse adjustments.

The Company will not seek a ruling from the IRS with respect to any tax matters described in this Offering Circular, and it is unlikely that such a ruling could be obtained, if sought.

Risk of Civil Asset Forfeiture

Because the cannabis industry remains illegal under United States Federal Law, any property owned by participants in the cannabis industry which are either used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property were never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

Anti-Money Laundering and Similar Regulations

The Company will be required to comply with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (hereinafter referred to as the "USA PATRIOT Act") and any relevant regulations and any other applicable U.S. or other laws or regulations, including regulations promulgated by the Department of Treasury's Office of Foreign Assets Control (hereinafter referred to as the "OFAC"). The Company may be required to obtain a detailed verification of the identity of each investor in the Company, the identity of any beneficial owner of any such investor, and the source of funds used to subscribe for securities in the Company. Each prospective investor shall be required to represent that it is not a prohibited person (hereinafter referred to as "Prohibited Person"), as defined by the USA PATRIOT Act, United States Executive Order 13224, and other relevant legislation and regulations, including regulations promulgated by OFAC.

Should an investor in the Company’s securities refuse to provide any information required for verification purposes, the Company may cause the redemption of the securities held by any such investor. The Company may request such additional information from prospective investors as is necessary in order to comply with the USA Patriot Act, United States Executive Order 13224, and other relevant U.S. or other anti-money laundering legislation and regulations, including regulations promulgated by OFAC.

The Company, by written notice to any investor, may redeem the securities held by such investor if the Company reasonably deems it necessary to do so in order to comply with the USA Patriot Act, United States Executive Order 13224, and any other relevant anti-money laundering legislation and regulations, including regulations promulgated by OFAC, applicable to the Company, or any of its subsidiaries, or if so ordered by a competent U.S. or other court or regulatory authority.

In addition, the Federal Money Laundering Law applies to a business engaged in cannabis sales even if such sales are lawful under State Law, because cannabis continues to be a Schedule I substance under Federal Law and such business almost certainly would qualify as a continuing criminal enterprise under Federal Law. The Money Laundering Law can be used to punish persons engaged in facilitating an unlawful activity by using its proceeds, and consequences under the Federal Money Laundering Law can include fines up to $500,000 USD, twenty (20) years in prison and forfeiture of the assets involved. Accordingly, although the DOJ and the Treasury Department have issued guidelines requiring vigorous monitoring of cannabis businesses and directed prosecutors and regulators to focus only on those cases where banks have failed to adhere to the guidance, the risk of Federal Prosecution remains.

pg. 21

In the event that any of the Company’s license agreements, or any proceeds thereof, in the United States were found to be in violation of Money Laundering Legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could be materially adverse to the Company.

Security Risks

The business premises of the Company’s operating location(s) may be targets for theft. While the Company has implemented security measures at its location(s) and continues to monitor and improve its security measures, its cultivation, processing and dispensary facilities could be subject to break-ins, robberies and other breaches in security. If there was a breach in security and the Company fell victim to a robbery or theft, the loss of cannabis plants, cannabis oils, cannabis flowers and cultivation and processing equipment could have a material adverse impact on the business, financial condition and results of operation of the Company.

As the Company's business involves the movement and transfer of cash which is collected from dispensaries or patients/customers and deposited into its bank, there is a risk of theft or robbery during the transport of cash. The Company has engaged security firms where available to provide security in the transport and movement of large amounts of cash. To the extent such security firms are used, there is risk involved in relying on such firms to facilitate the transfer of cash (e.g., in the case of negligence or willful misconduct by such services' employees or independent contractors). In areas where such security firms are not available, the Company is not able to mitigate the risk of cash loss or theft by securing outside security services. While the Company has taken robust steps to prevent theft or robbery of cash during transport, there can be no assurance that there will not be a security breach during the transport and the movement of cash involving the theft of product or cash.

Limited Trademark Protection

The Company will not be able to register any United States Federal Trademarks for its cannabis products. Because producing, manufacturing, processing, possessing, distributing, selling, and using cannabis is a crime under the CSA, the United States Patent and Trademark Office will not permit the registration of any trademark that identifies cannabis products. As a result, the Company likely will be unable to protect its cannabis product trademarks beyond the geographic areas in which it conducts business. The use of its trademarks outside the states in which it operates by one or more other persons could have a material adverse effect on the value of such trademarks.

Infringement or Misappropriation Claims

The Company's success may likely depend on its ability (i) to develop and market trademarks and tradenames and (ii) to use and develop new extraction technologies, recipes, know-how and new strains of cannabis without infringing on the intellectual property rights of third parties. The Company cannot assure that third parties will not assert intellectual property claims against it. The Company is subject to additional risks if entities licensing intellectual property to it do not have adequate rights in any such licensed materials. If third parties assert copyright, trademark, or patent infringement or violation of other intellectual property rights against the Company, it will be required to defend itself in litigation or administrative proceedings, which can be both costly and time consuming and may significantly divert the efforts and resources of management personnel. An adverse determination in any such litigation or proceedings to which the Company may become a party could subject it to significant liability to third parties, require it to seek licenses from third parties, to pay ongoing royalties or subject the Company to injunctions prohibiting the development and operation of its business.

Intellectual Property Risks

The Company's ability to compete in the future partly depends on the superiority, uniqueness and value of its intellectual property and technology, including both internally developed technology and technology licensed from third parties. To the extent the Company is able to do so, in order to protect its proprietary rights, the Company will rely on a combination of trademark, copyright and trade secret laws, confidentiality agreements with its employees and third parties, and protective contractual provisions which may prove insufficient to protect the Company's proprietary rights.

pg. 22

Third parties may independently develop substantially equivalent proprietary information without infringing upon any proprietary technology of the Company. Third parties may otherwise gain access to the Company's proprietary information and adopt it in a competitive manner. Any loss of intellectual property protection may have a material adverse effect on the Company's business, results of operations or prospects.

As long as cannabis remains illegal under United States Federal Law as a Schedule I controlled substance pursuant to the CSA, the benefit of certain Federal Laws and protections which may be available to most businesses, such as Federal Trademark and Patent Protection regarding the intellectual property of a business, may not be available to the Company. As a result, the Company's intellectual property may never be adequately or sufficiently protected against the use or misappropriation by third parties. In addition, since the regulatory framework of the cannabis industry is in a constant state of flux, the Company can provide no assurance that it will ever obtain any protection of its intellectual property, whether on a federal, state or local level. While many states do offer the ability to protect trademarks independent of the Federal Government, patent protection is wholly unavailable on a state level, and state-registered trademarks provide a lower degree of protection than would federally registered marks.

IT Systems Failures

To an extent, the Company relies on information technology ("IT") systems, networks, and services, including internet sites, data hosting and processing facilities and tools, hardware (including laptops and mobile devices), software and technical applications and platforms, some of which are managed and hosted by third party vendors to assist the Company in the management of its business. The various uses of these IT systems, networks, and services include, but are not limited to: hosting the Company's internal network and communication systems; enterprise resource planning; processing transactions; summarizing and reporting results of operations; business plans, and financial information; complying with regulatory, legal, or tax requirements; providing data security; and handling other processes necessary to manage the Company's business. Although the Company has some offsite backup systems and a disaster recovery plan, any failure of the Company’s information systems could adversely impact the Company's ability to operate. Routine maintenance or development of new information systems may result in systems failures, which may have a material adverse effect on the Company's business, financial condition, or results of operations.

Increased IT security threats and more sophisticated cyber-crime pose a potential risk to the security of the Company's IT systems, networks, and services, as well as the confidentiality, availability, and integrity of the Company's data. This can lead to outside parties having access to the Company's privileged data or strategic information, its employees, or its customers. Any breach of the Company's data security systems or failure of its information systems may have a material adverse impact on the Company’s business operations and financial results. If the IT systems, networks, or service providers the Company relies upon fail to function properly, or if the Company suffers a loss or disclosure of business or other sensitive information due to any number of causes, ranging from catastrophic events to power outages to security breaches, and the Company's disaster recovery plans do not effectively address these failures on a timely basis, the Company may suffer interruptions in its ability to manage operations and reputational, competitive, or business harm, which may have a material adverse effect on the Company's business, financial condition, or results of operations. In addition, such events could result in unauthorized disclosure of material confidential information, and the Company may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to the Company or to its partners, employees, customers, and suppliers. Although the Company maintains insurance coverage for various cybersecurity risks, in any of these events, it could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or to repair or replace networks and IT systems.

Cybersecurity Breach and Data Collection Risks

Numerous State, Federal and Foreign Laws and Regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability and integrity of personally identifiable information, including The Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations that have been issued thereunder (hereinafter referred to as "HIPAA"). In the provision of products and services to the Company's customers, the Company and its third-party vendors may collect, use, maintain and transmit patient health and customer information in ways that are subject to many of these laws and regulations. If the Company or any of its subcontractors experiences a breach of the privacy or security of customer information, the breach reporting requirements and the liability for business associates under HIPAA (or similar requirements under other similar laws) could result in substantial financial liability and reputational harm to the Company.

pg. 23

Federal, State and Foreign Consumer Laws also regulate the collection, use and disclosure of personal or patient health information, through web sites or otherwise, and regulate the presentation of web site content. Numerous other Federal and State Laws protect the confidentiality, privacy, availability, integrity and security of personally identifiable information. These laws in many cases are more restrictive than, and not preempted by, HIPAA and may be subject to varying interpretations by courts and government agencies, creating complex compliance issues for the Company and its customers and potentially exposing it to additional expense, adverse publicity and liability. The Company may not remain in compliance with the diverse privacy requirements in all the jurisdictions in which it does business.

HIPAA and other Federal, State or Foreign Laws and Regulations may require users of personally identifiable information to implement specified security measures. Evolving laws and regulations in this area could require the Company to incur significant additional costs to re-design its products and services in a timely manner to reflect these legal requirements, which could have an adverse impact on the Company's business.

New personally identifiable information standards, whether implemented pursuant to HIPAA, congressional action or otherwise, could have a significant effect on the manner in which the Company must handle healthcare related data, and the cost of complying with standards could be significant. If the Company does not properly comply with existing or new laws and regulations related to patient health information, it could be subject to criminal or civil sanctions.

If the Company’s security measures are breached or fail and unauthorized access is obtained to a customer's data, the Company’s services may be perceived as insecure, the attractiveness of its products and services to current or potential customers may be reduced, and it may incur significant liabilities.

The Company's business involves the storage and transmission of customers' proprietary information and patient information, including health, financial, payment and other personal or confidential information. The Company relies on proprietary and commercially available systems, software, tools and monitoring, as well as other processes, to provide security for processing, transmission and storage of such information. Because of the sensitivity of this information and due to requirements under applicable laws and regulations, the effectiveness of such security efforts is very important. If the Company’s security measures are breached or fail as a result of third-party action, employee error, malfeasance or otherwise, someone may be able to obtain unauthorized access to customer or patient data. Improper activities by third-parties, advances in computer and software capabilities and encryption technology, new tools and discoveries and other events or developments may facilitate or result in a compromise or breach of the Company's (or its third-party vendors') computer systems. Techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against a target, and the Company may be unable to anticipate these techniques or fail to implement adequate preventive measures. The Company's security measures may not be effective in preventing such unauthorized access. If a breach of the Company's security occurs, it could face damages for contract breach, penalties for violation of applicable laws or regulations, possible lawsuits by individuals affected by the breach and significant remediation costs and efforts to prevent future occurrences. In addition, whether there is an actual or a perceived breach of the Company's security, the market perception of the effectiveness of its security measures could be harmed and the Company could lose current or potential customers.

Legality of Contracts

Because the Company's contracts involve cannabis and other activities that are not legal under United States Federal Law and in some jurisdictions, the Company may face difficulties in enforcing its contracts in United States Federal and certain State Courts. The inability to enforce such contracts may have a material adverse effect on the Company's business, financial position or results of operations.

Unfavorable Publicity or Consumer Perception

Management of the Company believes the adult-use cannabis industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the adult-use cannabis produced. Consumer perception of the Company's products may be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of adult-use cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the adult-use cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for the Company's products and the business, results of operations, financial condition and cash flows of the Company. The Company's dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material adverse effect on the Company, the demand for the Company's products, and the business, results of operations, financial condition and cash flows of the Company. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of adult-use cannabis in general, or the Company's products specifically, or associating the consumption of adult-use cannabis with illness or other negative effects or events, could have such a material adverse effect. Such adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers' failure to consume such products appropriately or as directed.

pg. 24

RISKS RELATED TO THIS OFFERING AND OWNERSHP OF THE COMPANY’S SECURITIES:

There is No Existing Market for the Company’s Common Shares or its Series A Convertible Preferred Shares, and a Trading Market that will provide you with Adequate Liquidity May Not Develop for the Company’s Common Shares or its Series A Convertible Preferred Shares

No public market for buying and selling of the Company’s Common Shares or Series A Convertible Preferred Shares currently exists. Although the Company does plan to list its shares in the future on a National Regulated Market through a “direct listing”, a liquid trading market for the Company’s Common Shares or its Series A Convertible Preferred Shares may not develop or be sustained after this Offering. The Company cannot provide assurances that Investors will be able to resell any shares of the Company’s Common Shares or its Series A Convertible Preferred Shares at any time in the future.

The Company’s Revenues, Operating Results and Cash Flows may Fluctuate in Future Periods and the Company may Fail to Meet Investor Expectations, which may Cause the Value of the Company’s Common Shares to Decline

Variations in the Company’s quarterly and year-end operating results are difficult to predict and may fluctuate significantly from period-to-period. If the Company’s revenues or operating results fall below the expectations of Investors or securities analysts, the value of the Company’s Common Shares could decline substantially. Specific factors that may cause fluctuations in the Company’s operating results include (but are not limited to):

•	Demand for Company’s cannabis products;
•	Quarterly and annual results of operations that fail to meet investor and/or analyst expectations;
•	Actual or anticipated fluctuations in the Company’s operating results due to factors related to the Company’s business;
•	Changes in accounting standards, policies, guidance, interpretations or principles;
•	Changes in earnings estimates by securities analysts of the Company’s inability to meet those estimates;
•	The operating and shares price performance of other comparable companies;
•	Overall market fluctuations; and
•	General economic conditions.

Future Sales of the Company’s Common Shares Could Depress the Market Price of the Company’s Common Shares

Sales of a substantial number of the Company’s Common Shares in the public market could occur at any time, especially after conversion of the Company’s Series A Convertible Preferred Shares that are part of this Offering. If the Company’s shareholders sell, or the market perceives that the Company’s shareholders intend to sell their shares, substantial amounts of the Company’s Common Shares in the public market may cause the Company’s Common Shares Market Price to decline significantly.

Compliance with Securities Laws

The Series A Convertible Preferred Shares are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable California Securities Laws, and other applicable state securities laws. If the sale of Series A Convertible Preferred Shares were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of the Series A Convertible Preferred Shares. If a number of purchasers were to obtain rescission, the Company would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

pg. 25

Offering Price

The price of the Series A Convertible Preferred Shares offered has been arbitrarily established by Executives / Directors of the Company. The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

Federal Income Tax Risks

THE COMPANY HAS NOT OBTAINED A LEGAL OPINION CONCERNING THE TAX IMPLICATIONS OF AN INVESTMENT IN THE SERIES A CONVERTIBLE PREFERRED SHARES. Prospective purchasers of the Series A Convertible Preferred Shares must consult their own tax advisors as to their own tax situation prior to investment in the Series A Convertible Preferred Shares. The cost of such consultation could, depending on the amount thereof, materially increase the cost of investment in the Series A Convertible Preferred Shares and decrease any anticipated yield on the investment. A number of changes in the tax laws have been made and/or are under consideration, and such professional consultation is essential.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING CIRCULAR REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE SERIES A CONVERTIBLE PREFERRED SHARES. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF CALIFORNIA, IN THE COUNTY OF SAN FRANCISCO. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

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pg. 26

ITEM 6: COMPANY OWNERSHIP & DILUTION:

PLANT CAPITAL, LLC. is a California Limited Liability Company (#202356216765). As of April 15, 2023, the Ownership Structure of the Company is as illustrated below. The Company current has 100,000 Common Shares Issued and Outstanding, and current ownership of those Common Shares are detailed below.

Name and Address of Record Owner	Prior to Offering:	After Completion of Offering
Andrew Jonathan Milks Chief Executive Officer 211 West Mesquite Avenue Palm Springs, California 92264	50,000 Common Shares (50% of the Issued & Outstanding)	50,000 Common Shares (50% of the Issued & Outstanding)
Sean Michael Ward Chief Operating Officer 10338 Bosque Drive Lakeside, California 92040	50,000 Common Shares (50% of the Issued & Outstanding)	50,000 Common Shares (50% of the Issued & Outstanding)

Future Dilution

For business purposes, may from time-to-time issue additional Common Shares, which may result in dilution of existing Common Shares. Dilution is a reduction in the percentage of Common Shares caused by the issuance of Common Shares. Dilution can also occur when holders of options (such as company employees) or holders of other optionable securities exercise their options. When the number of Common Shares outstanding increases, each existing Common Shares Shareholder will own a smaller, or diluted, percentage of the company, making each Common Share less valuable. Dilution may also reduce the value of existing Common Shares by reducing the Common Share’s earnings per Common Share. There is no guarantee that dilution of the Common Shares of the Company will not occur in the future.

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pg. 27

ITEM 7. PLAN FOR DISTRIBUTION:

The Offering Period will commence upon this Offering Circular being Qualified by the SEC. The Company is offering up to $1,000,000 USD of its Series A Convertible Preferred Shares pursuant to this Offering Circular. The Company anticipates that the Series A Convertible Preferred Shares will be sold by the Company and its Management / Officers. The Company’s Management / Officers who will be offering the Series A Convertible Preferred Shares are not deemed to be brokers under Rule 3a4-1 of the Securities Exchange Act of 1934, as amended. In accordance with the provisions of Rule 3a4-1(a), Officers who sell Shares of the Company’s Series A Convertible Preferred Shares will not be compensated by commission, will not be associated with any broker or dealer, and will limit their activities so that, among other things, they do not engage in oral solicitations of, and comply with certain specified limitations when responding to inquiries from potential Qualified Purchasers.

While most of the Series A Convertible Preferred Shares are expected to be offered and sold directly by the Company and its Management / Officers, the Company may engage a SEC registered broker/dealer and a member of FINRA, pursuant to a “Broker-Dealer Agreement”. Under the Broker-Dealer Agreement, the Company may agree to pay: (i) an engagement fee of a To-Be-Determined Amount; (ii) a commission of five percent (5%) of the capital raised up to $1,000,000 USD; and (iii) shares warrants to purchase an amount of Common Shares of the Company equal to the amount of commission paid to the broker / dealer in connection with this Offering.

The Offering will terminate upon the earlier of (i) such time as all of the Series A Convertible Preferred Shares have been sold pursuant to this Offering Circular; (ii) the date that is twelve (12) months from the date that this Offering is qualified by the United States Securities and Exchange Commission unless extended by the Company for an additional ninety (90) days, in the sole discretion of the Management of the Company, without notice to or consent from investors; or (iii) the date at which the Offering is earlier terminated by the Company in the sole discretion of the Management of the Company, which may occur at any time. The Company reserves the right to terminate the Offering at any time and for any reason, without notice to or consent from any purchaser of the Shares of Series A Convertible Preferred Shares in this Offering.

Once the SEC qualifies this Offering, the Company will be permitted to generally solicit investors nationwide by use of various advertising mediums, such as print, radio, television, and the Internet.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours a day, 7 days a week on the Company’s website, as well as on the United States Securities & Exchange Commission’s website at www.SEC.gov.

In order to subscribe to purchase the Company’s Series A Convertible Preferred Shares, a prospective investor must electronically complete, sign and deliver to the Company an executed Subscription Agreement (see “Exhibit A” of this Offering Circular), and wire funds for the Subscription Amount in accordance with the instructions provided therein.

An investor will become a Shareholder, including for tax purposes, and the shares of the Company’s Series A Convertible Preferred Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Company accepts the investor as a Shareholder.

The Company reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company determines in the sole and absolute discretion of its Management, that such investor is not a “Qualified Purchaser” for the purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the Offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Qualified Purchasers and Blue Sky Laws: The Company’s Series A Convertible Preferred Shares will be exempt from State Law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Company’s Series A Convertible Preferred Shares offered hereby are offered and sold only to “Qualified Purchasers”.

pg. 28

Qualified Purchasers include:

3.	Accredited Investors as defined under Rule 501(a) of Regulation D; and
4.	All other investors so long as their investment in the Series A Company’s Convertible Preferred Shares does not represent more than ten percent (10%) of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

However, the Company’s Series A Convertible Preferred Shares will be offered and sold only to those investors that are within the latter category (i.e., investors whose investment in the Company’s Series A Convertible Preferred Shares does not represent more than ten percent (10%) of the applicable amount), regardless of an investor’s status as an “accredited investor”. Accordingly, the Company and its management, reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company’ Management, in their sole and absolute and absolute discretion that such investor is not a “Qualified Purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “Accredited Investor” for purpose of satisfying one of the tests in the “Qualified Purchaser” definition, the investor must be a natural person who has:

4.	An individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000. USD at the time of the purchase, excluding the value of the primary residence of such person; or
5.	Earned income exceeding $200,000 USD in each of the two most recent years, or joint income with a spouse exceeding $300,000 USD for those years and a reasonable expectation of the same income level in the current year.
6.	If not a natural person, one of the following:
a.	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) (a) if the investment decision is made by a plan fiduciary, as defined in section 3(21) thereof, which is (i) a bank; (ii) a savings and loan association, (iii) an insurance company or (iv) a registered investment advisor, or (b) if the employee benefit plan has total assets in excess of $5 Million USD, or (c) if the employee benefit plan is a self-directed plan, with investment decisions made solely by persons that are accredited investors;
b.	A trust, with total assets in excess of $5 Million USD, not formed for the specific purpose of acquiring the securities of the company being offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act;
c.	A bank as defined in section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity, a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;
d.	A broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;
e.	An insurance company as defined in section 2(a)(13) of the Securities Act;
f.	An investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940 (the “Advisers Act”);
g.	A business development company as defined in section 2(a)(48) of the Investment Company Act;
h.	A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;
i.	Any rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;
j.	A private business development company as defined in section 202(a)(22) of the Advisers Act;
k.	A corporation, a Massachusetts or similar business trust, partnership, limited liability company or an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), not formed for the specific purpose of acquiring the securities of the issuer being offering, with total assets in excess of $5 Million USD;
l.	A plan established or maintained by a state or its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total asses in excess of $5 Million USD;

pg. 29

m.	Any entity not formed for the specific purposes of acquiring the securities offered, owning investments in excess of $5 Million USD;
n.	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;
o.	Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;
p.	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act (i) with assets under management of $5 Million USD, (ii) not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;
q.	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a family office that qualifies as an accredited investor pursuant to subsection (xvi) above, whose prospective investment in the issuer is directed by such family office;
r.	Any director or executive officer of the company; or
s.	An entity in which all the equity owners are accredited investors.

For purposes of determining whether a potential investor is a “Qualified Purchaser”, annual income and net worth should be calculated as provided in the “Accredited Investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

Transferability of the Company’s Series A Convertible Preferred Shares: The Company’s Series Convertible Preferred Shares are generally not freely transferable by Shareholders. Transfer of the Series A Convertible Preferred Shares by Shareholders is restricted by applicable Securities Laws or Regulations as well as the Shareholder’s Agreement (See Exhibit B of this Offering Circular)

Advertising, Sales & Promotional Materials: In addition to this Offering Circular, subject to limitations imposed by applicable Securities Laws, the Company expects to use additional advertising, sales and other promotional materials in connection with this Offering. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Company’s Series A Convertible Preferred Shares, these materials will not give a complete understanding of this Offering, the Company, or the Company’s Series A Convertible Preferred Shares, and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Company’s Series A Convertible Preferred Shares.

Supplements and Post-Qualification Amendments to this Offering Circular: In compliance with Rule 253(e) of Regulation A, the Company shall revise this Offering Circular during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred or there has been an fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide updated financial statements and shall be filed as an Exhibit to the Offering Circular and be requalified under Rule 252.

pg. 30

ITEM 8. USE OF INVESTMENT PROCEEDS BY COMPANY:

The following two tables sets forth certain information concerning the estimated use of investment proceeds of the Offering. Many of the amounts set forth in the two tables below both represent the best estimate of the Company since they cannot be precisely calculated at this time.

Table 1 of 2:

A.	Sale of the Company’s Series A Convertible Preferred Shares:

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Shares (No Broker Dealer)	$1,000,000	100%	$750,000	100%
Proceeds from Sale of Shares (with Broker Dealer)	$950,000	95%	$712,500	95%

B.	Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses (No Broker Dealer)	$0.00	0.00%	$0.00	0.00%
Offering Expenses(with Broker Dealer)	$50,000	5.00%	$175,000	5.00%

1.	The price per Series A Convertible Preferred Share shown above was determined by the Management of the Company.
2.	The Series A Convertible Preferred Shares will be offered and sold directly by the Company and its Management / Officers. No commissions for selling Series A Convertible Preferred Shares will be paid to the Company or its Management / Officers.
3.	The Company will be reimbursed for organization, offering, accounting and legal costs in connection with this offering, which are expected to be approximately five percent (5.00%) of the total capital raised.

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pg. 31

Table 2 of 2:

SUMMARY USE OF INVESTMENT PROCEEDS: FIVE YEAR OPERATING BUDGET
$25,746	Equipment
$11,337	Build Materials
$175,437	Installs
$7,643	Irrigation Equipment
$2,589	CO2 Equipment
$199,327	Payroll
$262,476	Operations Costs
$471,250	Consulting
$7,800	Taxes
$79,989	Loan Payments
$78,927	Permits
$50,000	Costs of Offering (Legal, Broker Dealer, Accounting, Consultants)
$98,728	Contingency Fund
$1,000,000	TOTAL

The Management of the Company has significant flexibility and broad discretion in applying the net proceeds received in this Offering. These are the best estimates of the Company’s financial requirements and plans for fiscal years 2023 through 2024. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if the Company’s Management deems such reallocation to be appropriate. The Company cannot assure you that the capital budget will be sufficient to satisfy the Company’s operational needs, or that the Company will have sufficient capital to fund its business.

pg. 32

ITEM 9. ABOUT THE COMPANY / ISSUER

Upon the completion of this Offering, the Company will be the 100% Owner / Operator of “ANKC San Francisco, LLC,” a California Limited Liability Company.

ANKC San Francisco, LLC

The Company Today

ANKC San Francisco, LLC was formed in September of 2021 in order to begin the Redding, CA cultivation project.  Sean Ward and Andrew Milks formed the company, and leased the building in Redding, CA. Then started the long and arduous application process required to start a cannabis business.  Andrew has completed the cannabis application process multiple times, and has an intricate understanding of the difficulty involved with permitting a cannabis project.  ANKC has completed most of the permitting process and is about to start construction.  This is the last step before ANKC moves their current operations to their new facility.

During the process of applying, ANKC took a huge step forward and secured a contract to operate a large scale cultivation facility in Desert Hot Springs, this led to the early launch of the Med Tree flower brand.  Andrew and Sean partnered with the owners of the cultivation facility and started packaging cannabis grown on site in Desert Hot Springs into Med Tree branded jars.  Those jars were distributed by Yerba Buena Logistics, a well known and established distribution company in California.  The launch has gone very well, and to date Med Tree has sold over 10,000 jars and is carried in over 50 stores throughout California ranging from Los Angeles, to San Francisco, and all the way to Redding.  Every month, Med Tree gains more clients and increases sales.

The launch of the Med Tree brand is a crucial step to ensuring the new facility in Redding will be successful.  The Redding facility will immediately have a large scale client, and the vast majority of the cannabis grown in Redding will automatically go right into Med Tree jars.  This minimizes the risk of not being able to sell the product grown at the new facility.  The importance of already having wholesale accounts cannot be overstated.

The ANKC Facility

The ANKC Redding facility is approximately 8,600 sq ft. The building is a high-end concrete tilt-up, and is in immaculate condition. The landlord is helping ensure the property is ready to pass all inspections prior to opening for business.  The rent is affordable and is currently being offset until income is produced.  This puts ANKC in a fantastic position to succeed.  ANKC already has licenses from the state for cultivation including nursery operations, distribution, and manufacturing.  All of this will be important when the time comes to sell the business.

Status of the Project

The project has already been licensed by the state as a Microbusiness, and has been approved by the City of Redding to submit building plans and begin construction.  The cultivation equipment and building materials have almost been completely purchased. The final construction plans were submitted on January 10th, 2023.  The contractor estimates that the plans will be approved in late February and the construction should take no more than 60 days from the date of approval. The only remaining item that is required to complete the project is additional capital.  A small portion of the construction still needs funding, the final city licensing fee of $73,000 needs to be paid.  The initial operations expenses need to be covered until income is generated by the first harvest. In addition to those items, ANKC wishes to create a contingency fund.

pg. 33

Exit Strategy

ANKC intends to take the Redding facility to full operation, bring the maximum possible revenue to 70%, and then we may consider listing the business for sale.  We intend to sell ANKC and the Med Tree brand to a multi-state operator that wishes to expand the brand on a national level.  We are considering taking the brand to additional states outside of California before the sale if the opportunity presents itself.  We expect to get at least $1 - $1.50 for every $1 of annual sales, making the potential buyout strictly in California at around $4-6M.

ANKC already has a relationship with a successful cannabis business broker from their last two transactions, and has already discussed the sale of this project.  The plan is in place and the sale is set to happen.  The date of the sale will be determined based on the success of the business and the likelihood of increasing the final sale price.  Once it becomes apparent that the maximum value of the project has been reached, the business will be sold.  The sale window is between 12 and 48 months from the launch of operations.

Expectations

pg. 34

Available Opportunity

There are very few breeders who also operate vertically integrated cannabis companies in California.  In fact, there are very few breeders who operate legally at all within the California marketplace.  This is a problem because without having new strains cannabis cultivators tend to grow the same strains as everyone else.  That is a recipe for failure.

Our Solution

The Med Tree brand has been breeding cannabis for over 12 years.  Med Tree has been working towards getting a true cultivation facility for the last six years,  Med Tree has operated in many different ways over the last six years, but none of them have been perfect.  First, they owned and operated a licensed retail store that also had a small grow.   This allowed them to breed cannabis, but the grow was so small that there was no way to truly test new strains and grow them on a large scale.  Next, Med Tree operated a large scale cultivation facility through a contract with the owners of the facility.   However, Med Tree was unable to breed and sell new strains because the facility didn't have a nursery license. Without a nursery license, you cannot breed or sell genetics.  The new facility is what Med Tree needs. A high end cultivation facility that is licensed to do it all.  This facility has a nursery license and cultivation license.  This grow is owned and operated by Med Tree exclusively.  Finally, Med Tree has the space needed to test new strains and produce those strains in bulk.  Add in a retail contract and Med Tree will be able to sell their cannabis directly to consumers bypassing all hurdles.  This is unheard of in California, and is extremely rare to see.

Target Market

California has nearly 40 million residents.  ANKC will be able to reach all of California on a wholesale level through their packaged flower brand, Med Tree.  This will give ANKC the ability to easily max out their cultivation facility without running out of customers.  Even with the stiff competition in every part of the market, there is always room for new strains. That is the focus of the ANKC cultivation facility.

Marketing Plan

ANKC intends to market themselves on multiple levels.  We will market Med Tree as our wholesale packaged flower brand, selling to stores through our distribution network.  We will create a second brand to sell our flower through a retail delivery service.  We will sell bulk cannabis to other brands to clear any excess flower that we can't sell through our packaged flower brand or through retail sales.

Med Tree currently has an excellent presence on Instagram, and we will use that presence to continue to market the brand to new dispensaries.  Our retail brand will grow through the use of traditional advertising sources such as Weedmaps. Since we will have new and unique strains, we will have a leg up on the competition.  Our retail brand will succeed because customers are always looking to be the first to try new strains of cannabis.  Meanwhile, the Med Tree brand will allow customers throughout the entire state to try those same strains in dozens of different stores throughout California.  The retail delivery service will be the launching point for every new and exciting strain, but Med Tree will allow every part of California to eventually will get those same strains.

pg. 35

Sales Plan

ANKC has multiple routes to produce income.  Our brand, Med Tree, is currently being distributed in approximately 50 stores in California utilizing contracts with an operational cultivation facility.  Once our cultivation facility is online we will be able to switch from buying cannabis to selling what we grow onsite.  This will immediately sell at least half of our overall production.  The remaining amount will be sold via bulk and in retail channels.  Bulk sales will slowly be phased out as we gain more dispensary shelf space and as our retail channel gains customers.  We always intended to sell some of our flower as bulk cannabis, however the percentage will slowly decline over time.

Regarding retail, we have identified and are in the middle of negotiations with a San Francisco delivery service.  The delivery service will fulfill deliveries to customers allowing us to operate as a non-storefront retailer.  We will advertise as a farm to table cultivator, giving us the ability to operate as a vertically integrated company.  As anyone can attest, being a cultivator with a retail presence is important.  We will have retail, wholesale, and bulk sales channels.  This ensures that no matter what happens in the California market, we will have our hands in every part of the business.

Finally, we intend to operate a nursery selling both clones and seeds produced onsite.  This business will be a small part of our overall sales volume, but is extremely important to our overall success.  We have a long history in seed and clone production and intend to create many new cannabis varieties over the next few years.  This will not only allow us to sell clones that don't exist at any other nursery, but it will ensure that our cultivation facility is always growing new and exciting strains. Currently, there is a lack of diversity in the clone market and having our own strains will be very important to our success on every level.

Market Trends

The cannabis market has always been defined by the cannabis strains available to the industry.  The cultivators want new and unique strains so they can offer their customers different and exciting products.  Distributors want new strains so they can tell dispensaries that they offer something different from the next distributor.  Dispensaries want the latest and greatest strains so customers will shop at their store instead of the dispensary down the street.  This all goes back to the cannabis breeder creating new strains for the masses.

In the past, cannabis breeders were an important part of the market. They are the first step in the agricultural process.  As cannabis has moved from the black market to the licensed and legal market, breeders have been the slowest to make the transition.  Breeding cannabis is both an art and a science. Breeders often have trouble organizing themselves to operate under the massive amount of required regulations.  The cost to make the transition is massive and requires at least a million dollars to fund and build a new cultivation facility.  This has made it extremely difficult for the breeders to make the jump from illegal to legal.  Due to these challenges, there have been a limited number of breeders enter the licensed market. This has created a market where new strains are not as common as they have been in the past.   Due to this licensed growers and sellers do not have enough new strains of cannabis to properly compete with the black market.  In fact, it is extremely common to go into a dispensary and see the same strain grown and packaged by dozens of cannabis brands.  A dispensary may have hundreds of packaged products and only carry 50 different strains.  Since Med Tree focuses on breeding new strains of cannabis, they are on the forefront of importance to all segments of the cannabis industry.

pg. 36

Competition

Seed Junky Genetics - Seed Junky has made a reputation for themselves in the industry as one of the most important breeders.  At least 30-50% of all cultivators grow some genetics from Seed Junky. This has created an issue where cultivators are growing the same strains as their competitors and therefore there has been a flood of Seed Junky genetics in the market.  Cultivators are now having trouble selling their product due to the fact that they are all selling the same thing.  Cultivators are now searching high and low for new strains that can differentiate their product.

Compound Genetics and CLTVTD Nursery - Compound Genetics (breeder) and CLTVTD Nursey (company) are selling Compound Genetics to licensed cultivators and dispensaries.  Compound has been creating many of the newest and most popular strains in the marketplace today.  They are arguably close to overtaking Seed Junky in popularity and they are regularly creating new strains for the market.  However, this has led to the same issue. With only a few different breeders in the massive licensed California cannabis industry, there are hundreds of cultivators growing the same strains as their competitors.

Zen Labs - Zen Labs has been a distant third to Seed Junky and Compound Genetics. However, due to the limited choices offered they have become a popular choice for cultivators who simply want something different.  They cost less than CLTVTD and Seed Junky, and they have different strains. They tend to offer somewhat inferior genetics, and therefore they are not the best choice.

Med Tree - Med Tree is a long standing breeder that is set to offer the California cannabis marketplace something new and exciting.  Sean Ward is the breeder behind the Med Tree genetics.  Sean is very talented, and he breeds new and exciting strains from the strains, different from those being created by Seed Junky and Compound.  His breeding methods are fast, and efficient.  This gives the California clients and cultivators new strains to choose from.  We don't intend to replace Seed Junky and Compound/CLTVTD, we simply intend to be a new and exciting choice for cultivators, adding a significant amount of diversity to the marketplace.  The focus of Med Tree is not simply selling genetics.

Med Tree is a flower cultivator first, and a nursery second. As our genetics become more popular, we intend to increase our sales to other cultivators.  We expect our genetics to be so in demand that we will not be able to keep up. We may need to expand our nursery business significantly within a year to fulfill demand.

Barriers to Entry

Creating new strains is relatively simple, but simple in the way that it is easy to paint a picture.  Many companies may create new strains, but to do it successfully is something entirely different.  In order to compete with Med Tree, you will need multiple things. This includes a licensed multi-million dollar facility, the ability to successfully breed and test new genetics, a reputation as an excellent breeder, and the ability to repeat the success.  This combination is rare and that is why there is limited competition in the market today, and why current competitors command such large market share.  These attributes will help keep Med Tree as a dominant force once firmly established.

pg. 37

Locations & Facilities

Our facility is in Redding, CA and is approximately 8,600 sq ft.  Approximately 5,000 sq ft of the total space is empty warehouse space with the remaining area being office space. We have proper ancillary space for drying, packaging, and manufacturing.  Inside the warehouse space, we will build 12' tall cultivation rooms utilizing refrigeration panels.  This will allow us to double stack our rooms in the future as better technology comes online in regard to multiple level LED grows.  Currently, we prefer to operate on a single level due to the simplicity, however, as better and safer double stacked racking comes online we will slowly replace each room with double stacked LED racks. We intend to modify one room each year, adding 42 lights per year.  We also intend on adding 42 lights to the top floor of our facility.  This brings our total possible light count to 378 LED lights.

Our facility and our landlord are the keys to our success.  The city of Redding is friendly to cannabis operators, and our landlord is a high level contractor who is consistently building new cultivation facilities and other industrial buildings from the ground up.  This ensures that we will not hit any delays since our landlord is also our contractor.  This level of experience will ensure that we don't hit any surprises while pulling permits or constructing the facility.  Our facility is one of the smallest builds the landlord has ever done and will be quick work for him and his company, Cal Electro.

Lease, Licensing, Expansion, and Storefront Retail

Lease and Expansion - We have a five-year lease with two options to extend for a total of 10 additional years.  In addition, our building has 8,500 sq ft of extra space that we can secure in the future, if desired.  We are also exploring the purchase of the building, allowing us to be our own landlords, and opportunity to add an extra 350 LED lights.  This will give us over 700 total grow lights with minimal additional licensing requirements.  While we can utilize the space if needed, we are not required to expand or purchase the building.  This gives us a strategic advantage which allows us to move at our own, profit based speed.  While we are sure that our current space will be profitable, we cannot be sure about additional space at this time.  However, having the ability to expand without additional licensing is a major advantage since it has taken us almost 2 years to get our company to the point where we can utilize this property.

Storefront Retail Licensing in Redding - Redding has the ability to license up to 10 retail storefronts.  Currently, six of the 10 licenses have been issued, four licenses still need to be issued.  We intend to apply for a retail license once the final four spots open.  Since we will already have an operational facility in the city of Redding, we have a strategic advantage over a new company that does not have an active facility in the city.  We intend to utilize a portion of the remaining space in the building for our retail store.  Another advantage that we have with a microbusiness license is the ability to simply modify our uses with the state and add "Retail Storefront" to our license. This will give us the ability to open a store without additional licensing required by the state or city.  We could have a storefront added to our business within months of being issued the retail storefront license by the city of Redding.

Storefront licenses in the state of California are notoriously defined by two attributes.  they are either limited or unlimited.  Unlimited markets with high saturation leads to dozens of competitors within a few miles.  While limited markets have very little competition within the area.  Currently, there are less than 10 total stores in the entire county which has a population of over 180K people (one store for every 18K people).  In certain areas in California there are upwards of a single store for every 1.5K people.  Even with the expansion of the total number of stores from six to 10 total stores in Redding, we are still looking at one store for every 15K people. 10X the number of customers that other more saturated areas have per store.

pg. 38

Products, Branding, and Pricing

Products - The Med Tree brand currently has the following product lines being produced.  Each product line has multiple variations.  Each product may have up to 30 different variations (different strains) annually.  All products are made using Premium Indoor Cannabis Flower.  We do not use any outdoor or greenhouse flower in any of our products, and we do not use shake or trim to make any of our prerolls.

•	1/8th Jars of Premium Cannabis Flower

•	5 Packs of Rosin Infused Cannabis Flower Prerolls

•	Single Rosin Infused Cannabis Flower Prerolls

•	5 Packs of Premium Cannabis Flower Prerolls

•	1/8th jars of Rosin Infused Moonrocks

•	3 oz Jars of Unique Salve/Topical (Ready to Launch)

•	Additional products are being tested for launch

Pricing - We do not price our products at the bottom of the market.  We believe that a custom, high-end product requires a certain price point to be taken seriously as a top quality brand.  However, we also do not price at the top of the market.  We believe that a consumer needs to be able to afford to regularly purchase our product to become loyal to the brand.  We understand from years of experience that stores need to be able to profit off our products, or they won't carry the brand.  Finally, the better the product is priced, the quicker the stores are able to sell through the product.  This means two things. 1. The stores are able to purchase more from us. 2. The products tend to stay fresh and this leads to the client getting a fresh product which has become an issue in many stores.  Clients want fresh cannabis and unless you are selling your product at a good price point your product tends to take a long time to sell.  This leads to old and stale products.  Customer's buying expensive, old, and stale products leads to the customer being upset which means you will not have repeat customers.  Everything about our pricing is based on the customers being repeat consumers.

Branding - In addition to our wide selection of products, we utilize a modern branding/labeling method where we have custom labels designed for each strain of cannabis.  Customers now demand high end packaging from high-end flower brands.  The most successful flower brands have started to create custom labels for each strain of cannabis allowing the jars to be collected by the consumers.  This is a new trend, and we were one of the first companies to start designing custom labels for each strain.  Below you can see examples of three different jars.

pg. 39

Technology

ANKC has already successfully operated a facility with over 200 lights and we are well versed in the latest technology.  This build will utilize the best technology and equipment.  This incudes refrigeration panels for the cultivation rooms, LED lighting, automated irrigation systems, and artificial intelligence software.

We intend to use Aroya crop steering technology to maximize our yield.  While we can easily reach three lbs per light, utilizing Aroya technology, we intend to scale back how hard we push the plants in order to produce an ultra premium flower. We plan on hitting approximately two pounds per LED light, with the possibility of reaching 2.25 pounds per light without sacrificing quality.  We will closely monitor the relationship between increased yield and decreased quality to ensure our brand has the best of the best inside our jars.

Milestones

See following page.

pg. 40

Milestone	Due Date	Who's Responsible	Details
Find and Lease Property	Completed	ANKC San Francisco, LLC	ANKC leased the property at 6680 Lockheed Dr in Redding, CA.
Apply for City License	Completed	ANKC San Francisco, LLC	ANKC submitted their application for the city cannabis license.
Preliminary City License Issued	Completed	ANKC San Francisco, LLC	Redding issued a preliminary cannabis license allowing ANKC to apply for their state license.
Apply for State Microbusiness License	Completed	ANKC San Francisco, LLC	ANKC submitted their state application for a cannabis microbusiness license.
Launch Med Tree Flower Brand	Completed	ANKC San Francisco, LLC	ANKC launched their Med Tree flower brand through the distribution service, Yerba Buena Logistics.
State Microbusiness License Issued	Completed	ANKC San Francisco, LLC	The state approved our application for a microbusiness license on 6/28/2022
Start Tenant Improvement Plans	Completed	Cal Electro, Inc	ANKC and Cal Electro began drawing plans for tenant improvements.
Purchase Refrigeration Panels	Completed	ANKC San Francisco, LLC	ANKC purchased $55k worth of refrigeration panels for construction of their grow rooms.
Purchase Cultivation Equipment	Completed	ANKC San Francisco, LLC	ANKC purchased $228k worth of cultivation equipment.
Sold 10,000th Jar of Med Tree Cannabis	Completed	ANKC San Francisco, LLC	ANKC sold their10,000th jar of Med Tree branded cannabis.
Med Tree is Sold in 50 Dispensaries in California	Completed	ANKC San Francisco, LLC	Med Tree is now carried by 50 dispensaries throughout California.
Submit Tenant Improvements Plans for Building Permits	Completed	Cal Electro	Tenant improvement plans have been completed and have been submitted for building permits.
Begin Buildout	February 21, 2023	Cal Electro	Within 45 days of submitting the tenant improvement plans we intend to begin the build.
Complete Buildout / Inspections	April 21, 2023	Cal Electro	The buildout should be completed in 60 days.
Begin Operations	May 21, 2023	ANKC San Francisco, LLC	Within 30 days of being cleared by all inspections we will begin operations

pg. 41

Future Markets

Med Tree has their eyes on additional states after California has been successfully launched.  California has a reputation as being a leader in cannabis genetics and top quality flower.  This reputation will help us secure market share in other states relatively quickly and possibly without building any additional facilities.  We see an opportunity to partner with cultivators in other states.  We will provide the cultivators with genetics, training, and our Standard Operating Procedures.  Then we will brand the production in Med Tree packaging.  This will lead to Med Tree securing market share in other states rather quickly, without licensing, and without expending millions of dollars on building new facilities.  Our job will be to ensure that the products that are grown in other states meet our quality standards.  Once we have launched in multiple states, the brand will become well known throughout the United States. This will have a snowball effect leading to a massive valuation of the brand.  Since our exit strategy is based on a buyout by a multi-state operator, this plan is one that will help secure an extremely healthy purchase price.

Overview

Accomplishments

Med Tree Cannabis Cultivation Awards:

1.	1st Place Best CBD Flower - 2015 San Diego Cannabis Cup

2.	1st Place Highest CBD - 2015 San Diego Cannabis Cup

3.	1st Place Best Sativa Flower - 2015 San Diego Cannabis Cup

4.	3rd Place Best CBD Flower - Feb 2016 High Times Cannabis Cup

5.	1st Place Highest CBD Flower - 2016 Abracadabs Festival

6.	3rd Place Best CBD Flower - April 2016 High Times Cannabis Cup

7.	1st Place Best CBD Flower - 2017 Stoner’s Cup

8.	2nd Place Best Overall Flower - 2017 Abracadabs Festival

9.	1st Place Best CBD Flower - 2017 High Times Cannabis Cup

10.	1st Place Best CBD Flower - 2018 High Times Cannabis Cup

11.	2nd Place Best CBD Flower - 2018 High Times World Cup Jamaica

pg. 42

Most Recognized Strains Created by Med Tree:

1.	ACDC Cookies (Winner of 2 1st Place High Times Cannabis Cups and 2nd Place in World Cup)

2.	Dirty Sprite (Famously Cultivated by Black Leaf, founder of First Smoke of the Day Podcast)

Cannabis Businesses Sold by Andrew Milks:

1.	Palm Springs Dispensary License: (Sale Closed in 2021)

2.	Desert Hot Springs Microbusiness License: (Sale Closed in 2022)

Licenses Issued: 9 Total

•	2 Microbusiness Licenses in Desert Hot Springs, CA

•	1 Dispensary License in Desert Hot Springs, CA

•	1 Cultivation License in Desert Hot Springs, CA

•	1 Dispensary Permit in Palm Springs, CA

•	1 Cultivation License in Palm Springs, CA

•	2 Microbusiness Licenses in Palm Springs, CA

•	1 Microbusiness License in Redding, CA

Med Tree Magazine Articles:

1.	High Times Magazine 5 Best Tasting CBD Strains of 2017

2.	Newsweek Magazine Special Weed Edition photo and info on ACDC Cookies November 2017

3.	High Times Magazine article about Med Tree brand launch in May 2022

pg. 43

ITEM 10. TERMS AND CONDITIONS OF THE OFFERING:

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular.

Securities Offered:	Up to 10,000 Shares of the Company’s Series A Convertible Preferred Shares on a “best efforts” basis to Qualified Purchasers who meet the Investor Suitability Standards as set forth in this Offering Circular.

Offering Price Per Share:	$100.00 USD per Share of the Company’s Series A Convertible Preferred Shares.

Shares Outstanding Before this Offering:

As of the date of this Offering Circular, the following Shares of the Company’s Capital Shares are issued and outstanding:

•     100,000 - Common Shares;

•     0 - Preferred Shares;

•     0 - Options for Common Shares in the Amount of: $0.00

•     0 - Share Warrants for up to 0 Shares of Common Shares

Minimum Number of Shares to be Sold in this Offering:	The minimum number of Shares of the Company’s Series A Convertible Preferred Shares to be sold in this Offering before the Company can have access to the Investment Proceeds is 7,500 Shares ($750,000 USD).

Shares Outstanding After this Offering:

100,000 Shares of the Company’s Common Shares will be Issued and Outstanding at the conclusion of this Offering.

10,000 Shares of Series A Convertible Preferred Shares will be issued and outstanding, assuming the maximum offering of Shares of the Company’s Series A Convertible Preferred Shares is sold through this Offering.

Details about the Conversion of the Shares:	See Pages 6-8 of this Offering Circular for details about the Shareholder Option and Mandatory Shareholder Conversion of the Company’s Series A Convertible Preferred Shares.

Regulation A Tier:	Tier II

Manner of Offering:	See “Plan for Distribution” on pages 28-30 of this Offering Circular.

pg. 44

Investor Suitability Standards:	Accredited Investors pursuant to Rule 501 and non-accredited investors. Pursuant to Rule 251(d)(2)(C), non-accredited investors who are natural persons may only invest the greater of 10% of their annual income or net worth. Non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Termination of this Offering:	This Offering will terminate upon the earlier of (i) such time as all of the Company’s Series A Convertible Preferred Shares have been sold pursuant to this Offering Circular, (ii) the date that is twelve (12) months from the date that this Offering is Qualified by the United States Securities and Exchange Commission, unless extended by the Company for an additional ninety (90) days, in the sole discretion of the Management of the Company, without notice to or consent from investors; or (iii) the date at which the Offering is earlier terminated by the Company’s Management in their sole discretion, which may occur at any time. The Company reserves the right to terminate the Offering at any time and for any reason, without notice to our consent from any purchaser of Shares of the Company’s Series A Convertible Preferred Shares in this Offering.

Company Information:	The Company’s Principal Executive Offices are located at: 69846 Bluegrass Way, Cathedral City, California 92234; the Company’s Phone Number is (760) 218-4547; the Company’s Corporate Website is located at www.PlantCapitalIR.com. No information on the Company’s Website is part of this Offering Circular.

Commissions for Selling Shares:	Shares of the Company’s Series A Convertible Preferred Shares will be offered and sold directly by the Company and its Officers / Managers. No commissions for selling Shares of the Company’s Series A Convertible Preferred Shares will be paid to the Company or its Officers / Managers. The Series Convertible Preferred Shares may also be sold by a SEC registered Broker-Dealer and a member of FINRA, pursuant to the “Broker-Dealer Agreement”. Under the Broker-Dealer Agreement, the Company may agree to pay the following: (i) an engagement fee; (ii) a commission of five percent (5%) of the capital raise up to $1,000,000 USD; and (iii) shares warrants to purchase an amount of Common Shares of the Company equal to the amount of commission paid to in connection with this capital raise.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 45

ITEM 11. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

A.	The Company’s day-to-day operations are managed by the Company’s Officers.

ANDREW MILKS,	CHIEF EXECUTIVE OFFICER

 ANDREW J . MI LKS ondrewmilks@gmail.com | 76O~2l8~4547 | Cathedral City. CA 92234 Summary Accomplished Chief Executive Officer bringing expertise in business planning. revenue development and change management. Offering I4 years of experience in cannabis industry. Offers entrepreneurial. forward-thinking mindset and demonstrated track record of achievement. Recent Lead Operator at 210 LED light indoor cultivation facility. Cultivator of award winning cannabis featured in Newsweek Magazine. Wlnner of 13 cannabis awards including two lst place High Times Cannabis Cups. Operator 01 4 different state licensed cannabis facilities. Skills o Recruiting and Hiring Top Talent 0 Organizational Development o Public Relations Understanding I Strategic Planning and Execution 0 Market Trend Expertise 0 Financial Management 0 Annual Planning 0 Regulatory Compliance I Policy Development Q Operating Budgets ~ Budget Planning ~ Strategic Planning I Business Development n Mergers 8. Acquisitions I Investor Relations I Risk Management I Judgement and Decision Making Experience CEO I ANKC San Francisco. LLC ~ Reading. CA | OB/2021 - Current n I70 light indoor LED Cultivation Facility. O Managed protect. including city and stale licensing process. I Located properly zoned real estate. high quality building. tair lease rate. 0 Strategized and implemented plans to transform and revitalize operations. capitalizing on emerging cannabis trends. 0 Executed on-time, under budget protect management to adhere to project road map. 0 Oversaw budgetary and financial activities and implemented strategies ta grow business and profits. O Spearheaded new facility construction with $700K in capital funds. 0 Located brand to manage facility once operational. o Led organization by establishing business direction and actualizing operational plans to meet goals. 0 Negotiated and approved contracts between company and distributors. suppliers and other external entities. 0 Preparing business for successful and profitable future acquisition. Contract Operator | the Level Collection - Desert Hot Springs, CA l Ot/2022 - O6/2022 n Took aver existing operation and improved tacility. 0 Installed automated irrigation systems including Aroya crop steering. dosatron injection. and automated feeding schedules. I Maximized yields increasing total yield over 70% from the previous operators. I Organized and managed entire cultivation team including Lead Cultivator. Cultivation Manager. packaging team. and nursery staff. ~ Managed scheduling. training and inventory control. 0 Measured and reviewed performance via KPls and metrics. c Directed day-to-day operations by spearheading implementation of short-term and long-term strategies to

pg. 46

 achieve business plan and profitability goals. 0 Produced SOPs to document workplace procedures and optimize productivity through standardization. 1 Reviewed daily ﬁnancial reports and reconciled accounts to keep information current and accurate. v Oversaw financial management, budget management, accounting and payroll activities. 0 Enforced federal. state, local and company rules for safety and operations. CEO l Brown Dog Micrabusiness - Desert Hot Springs, CA | 05/2015 - 04/2021 I Managed business operations for over 5 Years. 0 Won l2 industry awards in various competitions 0 Monitored company performance by measuring and analyzing results and minimizing impact of variances. 0 Led organization by establishing business direction and actualizing operational plans to meet goals. O Oversaw investment funds, helped expand business. I Checked ﬁnancial reports to conﬁrm financial soundness and good operating margin. 1 Determined revenue and profit impacts oi market strategies and led business direction toward proﬁtable channels. 0 improved proﬁtability by accurately maintaining P&L to meet prime fiscal responsibility. 0 Delivered speeches and attended industry conferences to promote company image. 0 Managed all company employees on a day to day basis 0 Managed all wholesale accounts. mode all dispensary purchases 0 Sold business at profit to a larger competitor. Project Manager i ANKC Palm Springs, Inc - Palm Springs. CA | O7/2019 - Oi /202! I Located property tor business and negotiated lease. 0 Worked with Architect to plan tenant improvements for business. ~ Managed licensing process with the City at Palm Springs. Q Created Business Plan to prepare company for successful opening. 0 Reviewed budget and subcontractor estimates in detail and analyzed for accuracy with scope of work relevancy in mind. 0 Created project plans with established timelines, assigned to appropriate teams and managed workﬂow. I Developed solutions to project risks and issues, meeting quality and timeline goats and objectives. 0 Sold Business and License to larger competitor.

pg. 47

SEAN WARD	CHIEF OPERATIONS OFFICER

SW

SEAN WARD

fsmwardo@gmail.com | 619-888-7344 | Desert Hot Springs, CA 92240

Summary

Skills

- Goal Setting
- Organizational Structuring
- Start-Up Operations
- Team Building
- Talent Acquisition
- Project Management
- Industry Expertise
- Integrity and Transparency
- Strategic Planning and Execution
- Regulatory Compliance
- Judgement and Decision Making
- Team Leadership

Experience

ABSOLUTE BACKFLOW
SAN DIEGO, CA
FOUNDER AND OPERATOR
01/1996 - Current

- Founder of company
- Certified by American Backflow Prevention Association
- Design and install new state of the art commercial irrigation systems
- Repaired all aspects of commercial irrigation systems
- Install and repair backflow systems
- Certify backflow systems for businesses on annual basis
- Implemented strategic offerings to enhance company's suite of products and services
- Approved and negotiated contracts with distributors and suppliers
- Executed on-time, under-budget project management to adhere to project road map

THE LEVEL COLLECTION
DESERT HOT SPRINGS, CA
CONTRACT OPERATOR
02/2021 - 06/2021

- 210 LED Light Indoor Cultivation Facility
- Increased production by 70% over previous operators
- Installed new irrigation system including crop steering technology, automated dosing system, and automated feeding system
- Managed facility staff including lead cultivator, flower techs, & nursery tech
- Contracted with the facility owner to produce flower for the Med Tree brand
- Calibrated irrigation systems to maintain quality standards and required productivity levels
- Monitored production to ensure cultivation schedule remained on track
- Measured and graded batches of finished cannabis

 SEAN WARD fsmwardo@gmail.com I 619-888-7344 I Desert Hot Springs, CA 92240 Summary Talented Cannabis Breeder and Cultivation Facility Operator with 22 years of experience. Successful career in planning, developing and executing curling edge idea and initiatives to achieve maximum potential. Creative and highly strategic with excellent leadership and employee relations abilities. Professional and outgoing with success in building relationships and attracting top talent. Skills n Goal Setting I Organizational Structuring 0 Start-Up Operations 0 Team Building u Talent Acquisition u Project Management 0 Industry Expertise 0 Integrity and Transparency 0 Strategic Planning and Execution n Regulatory Compliance 0 Judgement and Decision Making n Team Leadership Experience ABSOLUTE BACKFLOW SAN DIEGO. CA FUUNDER AND OPERATOR 01/1996 — Current Tl-IE LEVEL COLLECT [ON DESERT HOT SPRINGS, CA CONTRACT OPERATOR 022021 — 06/2021 0 Founder of company 0 Certified by American Backﬂow Prevention Association I Design and install new state of the art commercial irrigation systems I Repaired all aspects of commercial irrigation systems 0 Install and repair backﬂow systems I Certify backﬂow systems for businesses on annual basis 0 Implemented strategic offerings lo enhance company's suite of products and services 0 Approved and negotiated contracts with distributors and suppliers n Executed on-time, under-budget project management to adhere to project road map 0 210 LED Light Indoor Cultivation Facility 0 Increased production by 70% over previous operators 0 installed new irrigation system including crop steering technology, automated dosing system, and automated feeding system n Managed facility staff including lead cultivator, ﬂower techs, K: nursery tech 0 Contracted with the facility owner to produce ﬂower for the Med Tree brand I Calibrated irrigation systems to maintain quality standards and required productivity levels 0 Monitored production to ensure cultivation schedule remained on track 0 Measured and graded batches of ﬁnished cannabis

pg. 48

 MED TREE SEEDS DESERT HOT SPRINGS, CA DIRECTOR OF CULTIVATION 01/2015 - 01/Z021 WESTERN LANDSCAPE INC. LAS VEGAS, NV IRRIGATION MANAGER 01/1995 — 01/1996 CANNABIS AWARDS AND ARTICLE‘; 0 U I 0 Managed licensed cultivation and nursery operations Implemented a comprehensive business plan to expand business Generated reports to review data and issue corrective actions Developed and presented new ideas and conceptualized new approaches and solutions Researched 6: negotiated pricing to reduce cost of equipment and supplies Increased production 60% through new strains and irrigation systems Produced licensed auto ﬂower and THC seeds Launched licensed ﬂower brand in Med Tree branded jars Partnered with staff to create professional development plans to support personal and business growth Managed staff, financials and key performance indicators to facilitate business operations Leveraged market knowledge and studied competitive landscape to drive revenue Recruited, hired and trained employees on operations and performance expectations Started as Nursery Tech. promoted to Repair Ted1, then Irrigation Manager Troubleshoot and repair automatic commercial irrigation systems Managed plant health throughout entire facility Designed and implemented new cutting edge irrigation systems Planned and delivered training sessions to improve employee effectiveness and address areas of weakness Recruited and trained new employees to meet job requirements Interviewed prospective employees and provided input to HR on hiring decisions Delegated work to staff. setting priorities and goals Mediated conﬂicts between employees and facilitated effective resolutions to disputes Reviewed completed work to verify consistency, quality and conformance Resigned to launch new business designing and installing irrigation systems 1. 1st Place Best CBD Flower - 2015 San Diego Cannabis Cup 2. ‘ist Place Highest CBD - 2015 San Diego Cannabis Cup 3. 1st Place Best Sativa Flower - 2015 San Diego Cannabis Cup 4. 3rd Place Best CBD Flower - Feb 2016 High Times Cannabis Cup 5. 1st Place Highest CBD Flower - 2016 Abracadabs Festival 6. 3rd Place Best CBD Flower - April 2016 High Times Cannabis Cup 7. ist Place Best CBD Flower - 2017 Stoner’ s Cup 8. 2nd Place Best Overall Flower - 2017 Abracadabs Festival 9. ‘lst Place Best CBD Flower - 2017 High Times Cannabis Cup 10. 1st Place Best CBD Flower - 2018 High Times Cannabis Cup 11. 2nd Place Best CBD Flower - 2018 High Times World Cup Jamaica 12. High Times 5 Best Tasting CBD Strains of 2017 13. 1/4 page mention and photo in Newsweek Magazine in November 2017 Special Weed Edition for ACDC Cookies. 14. Article about quality of cannabis grown at contract facility written by lohn Capetta in High Times Magazine

pg. 49

B. Significant Employees. Each individual named above is considered a "Significant Employee" and is an Officer of the Company. The Company would be materially adversely affected if it were to lose the services of any of the individuals named above as each has provided significant leadership and direction to the Company.

C. Limitations of Liability and Indemnification of Officers, Managers & Directors. The Company’s Articles limits the liability of directors to the maximum extent permitted by California Law and States that a Company Director shall not be personally liable to the Company or its Shareholders for monetary damages for breach of fiduciary duty as a director.

The Company’s Articles and Operating Agreement provide that the Company will indemnify the Company’s Directors, Managers, Officers, Employees and other Agents to the fullest extent permitted by Law. The Company believes that indemnification under its Articles and Operating Agreement covers at least negligence and gross negligence on the part of the indemnified parties. The Company’s Operating Agreement also permit the Company to secure insurance on behalf of any Officer, Manager, Director, Employee or other Agent for any liability arising out of his or her actions in connection with their services to the Company, regardless of whether the Company’s Articles and Operating Agreement permit such indemnification.

The Company intends to enter into separate indemnification agreements with its Directors, Managers, and Officers, in addition to the indemnification provided for in the Company’s Articles and Operating Agreement. These agreements, among other things, will provide that the Company will indemnify its Directors, Managers, and Officers for certain expenses (including attorneys’ fees), judgments, finds and settlement amounts incurred by a Director, Manager, or Officer in any action or proceeding arising out of such person’s services as one of the Company’s Directors, Managers, or Officers, or rendering services at the Company’s request, to any of its subsidiaries or any of its subsidiaries (not existing or to be formed in the future) or any other company or enterprise. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as Directors, Managers and/or Officers.

D. Legal Proceeding / Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders, or decrees material to the evaluation of the ability and integrity of any director, executive officer, or control person of the Company during the past seven years.

From time to time, the Company may be involved in legal proceedings. The results of such legal proceedings and claims cannot be predicted with certainty and, regardless of the outcome, legal proceedings could have an adverse impact on the Company’s business plan, due to the costs associated with legal defense and settlement costs, diversion of resources, and other factors. As of the date of this Offering Circular, the Company is not subject to any material legal proceedings, nor, to the Company’s knowledge, are any material legal proceedings pending or threatened against the Company.

E. Shares Option Plan: None

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pg. 50

ITEM 12. COMPENSATION OF DIRECTORS AND OFFICERS

Compensation of the Company’s Board of Directors Members and Officers / Managers is as follows:

Name	Position in which compensation is Paid:	Annual Cash Compensation:	Other Compensation:	Total Annual Compensation:
Andrew Jonathan Milks	Chief Executive Officer	$84,000	$6,000 Expense Account $90,000 Total Reimbursement	$90,000
Sean Michael Ward	Chief Operating Officer	$72,000	$6,000 Expense Account $90,000 Total Reimbursement	$78,000

Key Man Insurance: The Company does not at this time have “Key Man Insurance” on any Board Member, Director, Manager, or Officer of the Company.

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pg. 51

ITEM 13: SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS:

As of the date of this Offering Circular, the following table sets forth information regarding beneficial ownership of the Company’s Capital Shares by:

•	Each person, or group of affiliated persons, known to the Company to beneficially own 5% or more of the Company’s Common Shares;
•	Each of the Company’s named Managers or Officers;
•	Each of the Company’s Directors and Director Nominees; and
•	All of the Company’s current Officers, Directors and Director nominees as a group.

The information presented below regarding beneficial ownership of the Company’s voting securities has been presented in accordance with the rules of the United States Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under the rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property law, the Company believes that the beneficial owners of the Company’s Common Shares listed below have sole voting and investment power with respect to the Shares shown.

Name and Address of Record Owner	Prior to Offering:	After Completion of Offering
Andrew Jonathan Milks Chief Executive Officer 211 West Mesquite Avenue Palm Springs, California 92264	50,000 Common Shares (50% of the Issued & Outstanding)	50,000 Common Shares (50% of the Issued & Outstanding)
Sean Michael Ward Chief Operating Officer 10338 Bosque Drive Lakeside, California 92040	50,000 Common Shares (50% of the Issued & Outstanding)	50,000 Common Shares (50% of the Issued & Outstanding)

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pg. 52

ITEM 14: MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS:

The Management’s Discussion and Analysis may contain forward-looking statements. Investors should not place undue reliance on forward-looking statements and should consider carefully the statements made in “Risk Factors” and elsewhere in this Offering Circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in the Company’s forward-looking statements, and that could materially and adversely affect the Company’s business, operating results and financial condition.

The Management’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this Offering Circular.

Cautionary Statement:

The following discussion and analysis should be read in conjunction with the Company’s consolidated financial statements and related notes, beginning on page 153 of this Offering Circular.

The Company’s results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statements Regarding Forward-Looking Statements and Risk Factors. The Company assumes no obligation to update any of the forward-looking statements included herein.

Emerging Growth Company:

Upon the completion of this Offering, the Company may elect to become a “Public Reporting Company” under the Exchange Act. The Company will qualify as an “Emerging Growth Company” under the Jumpstart Our Businesses Act of 2012 (the “JOBS Act”). As a result, the Company will be permitted to, and intends to, rely on exemptions from certain disclosure requirements. For so long as the Company can remain an Emerging Growth Company, the Company will not be required to:

•	Have an auditor report on its internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act.

•	Comply with the requirements that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis).

•	Only two (2) years of audited financial statements in addition to any required unaudited interim financial statements with corresponding reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure.

•	Reduced disclosure about the Company’s executive compensation arrangements.

•	Not having to obtain non-binding advisory votes on executive compensation or golden parachute arrangements.

•	Exemption from the auditor attestation requirement in the assessment of the Company’s internal control over financial reporting.

The Company may take advantage of these exemptions for up to five (5) years or such earlier time that the Company is no longer an Emerging Growth Company. The Company would cease to be an Emerging Growth Company if it were to have more than $1.07 Billion USD in annual revenue, the Company has more than $700 Million USD in market value of its shares held by non-affiliates, or the Company issues more than $1 Billion of non-convertible debt over a three-year period. The Company may choose to take advantage of some, but not all of these reduced burdens. The Company has taken advantage of these reduced reporting burdens herein, and the information that the Company provides may be different than what you might get from other public companies in which you hold shares.

pg. 53

Revenues:

The Company was formed in March of 2023 and has no revenues to report. The Company does not anticipate achieving revenues until the Company is fully funded and the commercial operations detailed in this Offering Circular have commenced.

Operating Expenses:

Operating expenses were $0.00 USD (paid out of pocket by Founder, unable to calculate) through April 15, 2023.

Net Losses:

The Company incurred a net loss of $0.00 through April 15, 2023

Liquidity and Capital Resources:

As of April 15, 2023, the Company had total current assets of approximately $0.00 USD and current liabilities of approximately $0.00 USD, resulting in a working capital deficit of approximately $0.00 USD.

Off Balance Sheet Arrangements:

As of April 15, 2023, there were no off-balance sheet arrangements.

Critical Accounting Policies:

A “Critical Accounting Policy” is one which is both important to the portrayal of the Company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the to make estimates about the effect of matters that are inherently uncertain.

The Company’s accounting policies are discussed in detail in the footnotes to the Company’s Financial Statements included in this Offering Circular, however, the Company considers its Critical Accounting Policies to be those related to revenue recognition, calculation of revenue share expense, shares-based compensation, capitalization and related amortization of intangible assets, and impairment of assets.

Recently Issued Accounting Pronouncements:

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

pg. 54

Going Concern:

The Company’s current financial condition and the uncertainty surrounding the Company’s ability to consummate this Offering raises substantial doubt regarding the Company’s ability to continue as a going concern. As shown in the accompanying financial statements, the Company has sustained losses from operations since inception and does not have a predictable revenue stream. The Company’s financial statement are prepared on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty related to the Company’s ability to continue as a going concern.

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pg. 55

ITEM 15. DESCRIPTION OF CAPITAL SHARES

General:

The Company is offering up to 10,000 Shares of Series A Convertible Preferred Shares though this Offering. No Shares of the Company’s Common Shares is being offered to investors through this Offering.

The following description summarizes the most important terms of the Company’s capital shares. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Company’s Articles, Operating Agreement and Shareholders’ Agreement, copies of which have been filed as Exhibits to this Offering Statement, of which this Offering Circular is a part. For a complete description of the Company’s capital shares, you should refer to the Articles, Operating Agreement and Shareholders’ Agreement and the applicable provisions of Pennsylvania Law.

The Company is authorized to issue up to ONE MILLION (1,000,000) shares of capital shares, of which (i) 900,000 shares are Common Shares without a par value; and (ii) 100,000 shares are Preferred Shares (“Preferred Shares”) without a par value. The Company’s Preferred Shares are designated as “Convertible Preferred Shares”. Through this Offering, the Company is offering its 10,000 Shares of Series A Convertible Preferred Shares. The 90,000 Preferred Shares are reserved for future issuance.

The Series A Convertible Preferred Shares:

•	As of the date of this Offering Circular, none of the Series A Convertible Preferred Shares are issued and outstanding.

•	Voting: Holders of Series A Convertible Preferred Shares have one vote per Series A Convertible Preferred Share. There is no cumulative voting.

•	Interest: Holders of the Company’s Series A Convertible Preferred Shares are entitled to receive interest at the rate of seven percent (6%) of the Series A Convertible Preferred Shares issue price of $100.00 USD per Share, which such interest shall accrue and be payable only if declared by the Company’s Board of Directors. While interest to holder of the Company’s Series A Convertible Preferred Shares is accruing, the Company has not paid cash interest to any shareholders of any of the Company’s securities, and currently does not anticipate paying any cash interest after this Offering or in the foreseeable future.

•	Liquidation: In the event of a voluntary or involuntary liquidation, dissolution, winding up of the Company, or other deemed liquidation event, holders of the Company’s Series A Convertible Preferred Shares shall be entitled to be paid out of assets of the Company available for distribution to its Shareholders before any payment is made to holders of the Company’s Common Shares, in an amount per Series A Convertible Preferred Shares that is equal to the original purchase price of $100.00 USD per Share plus all accrued interest up to the date of payment.

•	Transferability: The Company’s Series A Convertible Preferred Shares are not freely transferable and are subject to the transfer restrictions in the Shareholders’ Agreement. Additionally, the Company’s Series A Convertible Preferred Shares are not registered under the Securities Act or under the securities law of any state or other jurisdiction. Shares of the Company’s Series A Convertible Preferred Shares are “restricted securities” and may be resold by Shareholders only in compliance with Rule 144 promulgated under the Securities Act. Notwithstanding the foregoing, the Company’s Series A Convertible Preferred Shares are generally transferable to anyone or more members of a class consisting of the Shareholders’ spouse, descendants, guardian or conservator, to a trust for the benefit of any one or more members of such lass.

pg. 56

Details of Conversion of The Company’s Series A Convertible Preferred Shares:

•	Year 2 (Shareholder Conversion Option):

o	At any time during the second (2rd) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price of the Company’s Common Shares at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

o	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

o	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of One Hundred Dollars ($100.00 USD).

o	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

•	Year 3 (Shareholder Conversion Option):

o	At any time during the third (3rd) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price minus five percent (5%) of the Company’s Common Shares at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

o	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

o	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of One Hundred Dollars ($100.00 USD).

o	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

pg. 57

•	Year 4 (Shareholder Conversion Option):

o	At any time during the fourth (4th) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price minus ten percent (10%) of the Company’s Common Shares at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

o	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

o	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of One Hundred Dollars ($100.00 USD).

o	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

•	Year 5 (Shareholder Conversion Option & Mandatory Conversion Option):

o	Optional Shareholder Conversion Options: At any time during the fifth (5th) year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s Series A Convertible Preferred Shares for the Company’s Common Shares at the market price minus fifteen percent (15%) of the Company’s Common Shares Price at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous sixty (60) days. Fractional interests will be paid to the Shareholder by the Company in cash.

o	The Shareholder can sell the Series A Convertible Preferred Shares back to the Company at any time after two (2) years for the full-face value of the Series A Convertible Preferred Share(s) plus any unpaid accrued interest, though the Company has no obligation to purchase the Series A Convertible Preferred Shares.

o	Interest on the Company’s Series A Convertible Preferred Shares will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Company’s Board of Directors, at an annual rate of 6.00% of the stated face value of One Hundred Dollars ($100.00 USD).

o	Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the Series A Convertible Preferred Shares shall convert to the Company’s Common Shares at the “per share value” of the Company’s Common Shares as determined by an Independent third-party valuation firm that is chosen by the Company’s Board of Directors and approved by the majority vote of our Shareholders at the annual meeting.

o	Mandatory Shareholder Conversion: On the last business day of the fifth (5th) year of the investment, the Shareholder MUST convert each Series A Convertible Preferred Share of the Company for Common Shares of the Company at market price minus fifteen percent (15%) at the time of conversion / closing. The closing price will be the weighted average price of the Company’s Common Shares Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

pg. 58

The Common Shares:

•	As of the date of this Offering Circular, 100,000 Shares of the Company’s Common Shares are issued and outstanding.

•	Voting: Holders of the Company’s Common Shares have one vote per Common Share. There is not cumulative voting.

•	Profit Share: The holders of the Company’s Common Shares shall be entitled to receive, when, and if declared by the Company’s Board of Directors, out of any assets of this corporation legally available therefor, any share in the Company’s net profits as may be declared from time-to-time by the Company’s Board of Directors. The Company does not anticipate paying any cash profit share after this Offering or in the foreseeable future.

•	Liquidation: In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Company’s Common Shares are entitled to share ratably in the net assets legally available for distribution to Shareholders after (i) the payment of all debts and other liabilities of the Company; and (ii) the liquidation preference payable to the holders of the Company’s Series A Convertible Preferred Shares.

•	Transferability: The Company’s Common Shares are not freely transferable and are subject to the transfer restrictions in the Shareholders’ Agreement. Additionally, the Company’s Common Shares are not registered under the Securities Act or under the securities law of any state or other jurisdiction. Shares of the Company’s Common Shares are “restricted securities” and may be resold by Shareholders only in compliance with Rule 144 promulgated under the Securities Act. Notwithstanding the foregoing, the Company’s Common Shares are generally transferable to anyone or more members of a class consisting of the Shareholders’ spouse, descendants, guardian or conservator, to a trust for the benefit of any one or more members of such lass.

Warrants:

•	The Company has not issued any warrants.

Transfer Agent and Registrar:

•	As of the date of this Offering Circular, the Company has not engaged a transfer agent, and does not intend to engage a transfer agent until such time as the Company is required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, or the Exchange Act.

pg. 59

ITEM 16. MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. Federal Income Tax considerations relating to the acquisition, ownership and disposition of the Series A Convertible Preferred Share(s). The summary is based on the Internal Revenue Code (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof, all of which may be repealed, revoked or modified with possible retroactive effect. This summary applies to you only if you acquire the Series A Convertible Preferred Share(s) for cash in this Offering Circular at the initial Offering price and hold the Series A Convertible Preferred Share(s) as capital assets within the meaning of Section 1221 of the Code. This summary is for general information only and does not address all aspects of the U.S. Federal Income Taxation that may be important to you in light of your particular circumstances, and it does not address state, local, foreign, alternative minimum or non-income tax considerations that may be applicable to you. Further, this summary does not deal with Series A Convertible Preferred Holders that may be subject to special tax rules, including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, dealers in securities or currencies, U.S. Series A Convertible Preferred Holders (as described below) whose functional currency is not the U.S. Dollar, certain U.S. expatriates or Holders who hold the Series A Convertible Preferred Share(s) as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated transaction for U.S. Federal Tax purposes. You should consult your own tax advisor as to the particular tax consequences to your of acquiring, holding or disposing of the Series A Convertible Preferred Share(s).

For purposes of this summary, a “U.S. Series A Convertible Preferred Shares Holder” is a beneficial owner of a Series A Convertible Preferred Share(s) that, for U.S. Federal Income Tax purposes, is: (a) an individual citizen or resident of the United States; (b) a corporation (or other business entity treated as a corporation) created or organized in or under the Laws of the United States or any State thereof (including the District of Columbia); (c) an estate the income of which is subject to U.S. Federal Income Taxation regardless of its source; or (d) a trust if (i) such trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person, or (ii) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust.

For purposes of this summary, a “Non-U.S. Series A Convertible Preferred Share(s)” is a beneficial owner of a Series A Convertible Preferred Share(s) that is neither a U.S. Series A Convertible Preferred Shares Holder nor a partnership or any entity or arrangement treated as a partnership for U.S. Federal Income Tax purposes. If a partnership (or other entity or arrangement treated as a partnership for U.S. Federal Income Tax purposes) holds Series A Convertible Preferred Share(s), then the U.S. Federal Income Tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership that holds Series A Convertible Preferred Shares of a partner in such a partnership, you should consult your own tax advisor as to the particular U.S. Federal Income Tax consequences applicable to you.

U.S. Series A Convertible Preferred Shares Holders:

Interest

The Management of the Company anticipates that the Series A Convertible Preferred Share(s) will not be issued with original discount for U.S. Federal Income Tax purposes. In such case, if you are a U.S. Series A Convertible Preferred Shares Holder, interest on a Series A Convertible Preferred Share will generally be taxable to you as ordinary income as it accrues or is received by you in accordance with your usual method of accounting for U.S. Federal Income Tax purposes.

Sale, Exchange or Other Taxable Dispositions of Series A Convertible Preferred Shares

If you are a U.S. Series A Convertible Preferred Shares Holder, upon the sale, exchange, redemption, retirement or other taxable disposition of a Series A Convertible Preferred Shares Holder, you will generally recognize gain or loss for U.S. Federal Income Tax purposes in an amount equal to the difference, if any, between (i) the amount of the cash and the fair market value of any property you receive on the sale or other taxable disposition (less an amount attributable to any accrued but unpaid interest, which will be taxable as ordinary income to the extent not previously taken into income), and (ii) your adjusted tax basis in the Series A Convertible Preferred Share(s). Your adjusted tax basis in a Series A Convertible Preferred Share will generally be equal to your cost of the Series A Convertible Preferred Share, reduced by any principal payments you have previously received in respect of the Series A Convertible Preferred Share. Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if your holding period in the Series A Convertible Preferred Share exceeds on year at the time of the disposition. Long-term capital gains of non-corporate taxpayers are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitation.

pg. 60

Backup Withholding and Information Reporting

U.S. Federal Backup Withholding may apply to payments on the Series A Convertible Preferred Shares and proceeds from the sale or other disposition of the Series A Convertible Preferred Share if you are a non-corporate U.S. Series A Convertible Preferred Shares Holder and fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. Series A Convertible Preferred Shares Holder’s U.S. Federal Income Tax liability and may entitle such Series A Convertible Preferred Shares Holder to a refund, provided the required information is timely furnished to the Internal Revenue Service (the “IRS”).

A U.S. Series A Convertible Preferred Shares Holder will also be subject to information reporting with respect to payments on the Series A Convertible Preferred Share(s) and proceeds from the sale or other disposition of the Series A Convertible Preferred Share(s), unless such Series A Convertible Preferred Shares Holder is an exempt recipient and appropriately establishes that exemption.

Non-U.S. Holders

Interest

Subject to the discussion of Backup Withholding and information reporting below, if you are a Non-U.S. Series A Convertible Preferred Shares Holder, payments of interest on the Series A Convertible Preferred Shares to you will not be subject to U.S. Federal Income Tax (including branch profits or withholding tax), provided that:

•	You do not, directly or indirectly, actually or constructively, own 10% or more of the voting power of the shares of the Company.
•	You are not a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of your trade or business;
•	You are not a controlled foreign corporation for U.S. Federal Income Tax purposes that is, actually or constructively, related to the Company (as provided in the Code);
•	The interest payments are not effectively connected with your conduct of a trade or business within the United States; and
•	You meet certification requirements.

You will satisfy these certification requirements if you certify on IRS Form W-8BEN, or a substantially similar substitute form, under penalties of perjury, that you are not a United States person with the meaning of the Code, provide your name and address and file such form with the withholding agent. If you hold the Series Convertible Preferred Shares through a foreign partnership or intermediary must satisfy certification requirements of applicable Treasury regulations.

Even if the requirements listed above are not satisfied, you will be entitled to an exemption from or reduction in U.S. Withholding Tax provided that:

•	You are entitled to an exemption from or reduction in Withholding Tax or interest under a tax treaty between the United States and your country of residence. To claim this exemption or reduction, you must generally complete IRS Form W-8BEN and claim this exemption or reduction on the form. In some cases, you must instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files; or
•	The interest income on the Series A Convertible Preferred Shares is effectively connected with the conduct of your trade or business in the United States. To claim this exemption, you must complete IRS Form W-8ECI.

You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

pg. 61

Sale, Exchange or Other Taxable Dispositions of Series A Convertible Preferred Shares

Subject to the discussion below regarding Backup Withholding and information reporting, if you are a Non-U.S. Series A Convertible Preferred Share Holder, you will not be subject to U.S. Federal Income Tax (including branch profits tax) on the gain you realize on any sale, exchange, redemption, retirement or other taxable disposition of Series A Convertible Preferred Shares.

•	The gain is effectively connected with your conduct of a trade or business within the United States and, if required by an applicable treaty (and you comply with a applicable certification and other requirements to claim treaty benefits), is generally attributable to a U.S. “permanent establishment”;
•	You are an individual and have been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or
•	A portion of the gain represents accrued but unpaid interest, in which case the U.S. Federal Income Tax rules for interest would apply to such portion.

U.S. Trade or Business

If interest income on a Series A Convertible Preferred Share or gain from a disposition of the Series A Convertible Preferred Shares is effectively connected with your conduct of a U.S. trade or business, and, if required by an applicable treaty, you maintain a U.S. “permanent establishment” to which the interest or gain is attributable, you will generally be subject to U.S. Federal Income Tax on the interest or gain on a net basis in the same manner as if you were a U.S. Series A Convertible Preferred Shares Holder. If you are a foreign corporation, you may also be subject to a branch profits tax of 30% of your effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless you qualify for a lower rate under an applicable income tax treaty.

Backup Withholding and Information Reporting

Under current U.S. Federal Income Tax, Backup Withholding and information reporting may apply to payments made by the Company (including any paying agents) to you in respect of the Series A Convertible Preferred Shares, unless you provide an IRS Form W-8BEN or otherwise meet documentary evidence requirements for establishing that you are a Non-U.S. Series A Convertible Preferred Share Holder or otherwise establish an exemption. The Management of the Company (or its paying agents) may, however, report payments of interest on the Series A Convertible Preferred Shares.

The gross proceeds from the disposition of your Series A Convertible Preferred Shares may be subject to information reporting and Backup Withholding Tax at the applicable rate. If you sell your Series A Convertible Preferred Shares outside the United States through a foreign office of a foreign broker and the sales proceeds are paid to you outside the United States, then the Backup Withholding and information reporting requirements will generally not apply to that payment. However, information reporting, but not Backup Withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your Series A Convertible Preferred Shares through the foreign office of a foreign broker that is, for U.S. Federal Income Tax purposes:

•	A United States person (within the meaning of the Code);
•	A controlled foreign corporation;
•	A foreign person 50% of more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or
•	A foreign partnership with certain connections to the United States

Unless such broker has in its records documentary evidence that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption. In addition, Backup Withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that you are a United States person.

pg. 62

You should consult your own tax advisor regarding the application of information reporting and Backup Withholding in your particular situation, the availability of an exemption from Backup Withholding and the procedure for obtaining such an exemption, if available. Backup Withholding is not an additional tax. Any amounts withheld under the Backup Withholding rules may be allowed as a credit against your U.S. Federal Income Tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS.

The U.S. Federal Tax discussion set forth above is included for general information only and may not be applicable depending on the Series A Convertible Preferred Share Holder’s particular situation. Series A Convertible Preferred Share Holder’s should consult their tax advisors with respect to the tax consequences to them of the beneficial ownership and disposition of the Series A Convertible Preferred Shares, including the tax consequences under State, Local, Foreign, and other tax laws and the possible effects of changes in U.S. Federal and other Tax Laws.

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pg. 63

ITEM 17. ADDITIONAL REQUIREMENTS AND RESTRICTIONS:

Restrictions imposed by the USA PATRIOT ACT and Related Acts.

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the “USA PATRIOT ACT”, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor” which means anyone who is:

•	A “designated national”, “specially designated national”, “specially designated terrorist”, “specially designated global terrorist”, “foreign terrorist organization”, or “blocked person” within the definitions provided under the Foreign Assets Control Regulations of the United States, or U.S. Treasury Department;

•	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	Within the scope of Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, effective September 24th, 2001;

•	A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other Law of similar import to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time-to-time; or

•	Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to any of those described above.

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pg. 64

ITEM 18. ERISA CONSIDERATIONS:

An investment in the Company by an employee benefit plan is subject to additional considerations. This is because investments by employee benefit plans are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) fiduciary responsibility and prohibited transaction provisions and to restrictions imposed by Code Section 4975. The term “Employee Benefit Plan” includes without limitation Qualified Pension, Profit-Sharing and Shares Bonus Plans, Keogh Plans, Simplified Employee Pension Plans and Tax Deferred Annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

•	Whether the investment is prudent under Section 404(a)(1)(B) of ERISA;
•	Whether in making the investment, the investing plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and
•	Whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

ERISA is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (“DOL”), under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA, or ERISA Plans, and their legal advisors. The person having investment discretion concerning assets of an employee benefit plan is generally referred to as a “fiduciary”. Such person should determine whether an investment in the Company is authorized by the applicable governing plan instrument wand whether it is a proper investment for the plan.

ERISA Section 406 and Code Section 4975 prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of securities is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in the Company, be deemed to own an undivided interest in the Company’s assets, with the result that the Company’s operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited rules of the Code.

The Department of Labor Regulations provide guidance concerning whether assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under certain circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

1.	Equity interests acquired by employee benefit plans are publicly offered securities – for example, the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferrable and registered under some provision of the Federal Securities Laws;

2.	The entity is an “operating company” – for example, it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referenced to above.

The Company does not intend to limit investment by benefit plan investors in the Company because the Company does believe that it does quality as an ‘operating company’. If the Department of Labor were ever to take the position that the Company is not an operating company and that the Company has significant investment by benefit plans, then the Company may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on the Company’s business and the value of its Common Shares.

Plan fiduciaries contemplating a purchase of securities offered hereunder are highly encouraged to consult with their own legal counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

pg. 65

ACCEPTANCE OF ORDERS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE COMPANY’S BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO THE COMPANY THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS REGARDING INVESTMENTS BY ANY PARTICULAR PLAN OR THAT AN INVESTMENT WITH THE COMPANY IS APPROPRIATE FOR ANY PARTICULAR TYPE OF PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT THEIR ATTORNEY AND FINANCIAL ADVISORS AS TO THE APPROPRIATENESS OF AN INVESTMENT IN THE COMPANY BASED ON CIRCUMSTANCES OF THE PARTICUAL PLAN.

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pg. 66

ITEM 19. PUBLIC REPORTING REQUIREMENTS OF THE COMPANY:

The Company will furnish the following reports, statements, and tax information to each shareholder.

Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A Offering, the Company will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. The Company will be required to file: (i) an annual report with the SEC on Form 1-K; (ii) a semi-annual report with the SEC on Form 1-SA; (iii) current reports with the SEC on Form 1-U; and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Parts I & II of Form 1-Z will be filed by the Company when it decides to, and is no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of the Company’s fiscal year, ending NOVEMBER 30th, the Company’s Board of Directors will cause to be mailed or made available, by any reasonable means, to each Shareholder as of the date selected by the Company’s Board of Directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company’s Board of Directors. The Company’s Board of Directors shall be deemed to have made a report available to each Shareholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval System (the “EDGAR System”) and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the Shareholders.

Tax Information. On or before JANUARY 31st of the year immediately following the Company’s fiscal year, which is currently DECEMBER 1st through NOVEMBER 30th, the Company will send to each Shareholder such tax information as shall be reasonably required for Federal and State Income Tax reporting purposes.

Shares Certificates. The Company does not anticipate issuing Shares Certificates representing Series A Convertible Preferred Shares purchased in this Offering to new Shareholders. However, the Company is permitted to issue shares certificates and may do so at the request of the investor and/or a Stock Transfer Agent. The number of Series A Convertible Preferred Shares held by each Shareholder will be maintained by the Company, or the Company’s Stock Transfer Agent, in the Company’s register.

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pg. 67

ITEM 20. DIRECT LISTING OF THE COMPANY’S SECURIITES ON THE NEW YORK STOCK EXCHANGE OR NASDAQ

Direct Listings: An evolving pathway to the public capital markets.

Direct listings have increasingly been gaining attention as a means for a private company to go public. A direct listing refers to the listing of a privately held company’s shares for trading on a national stock exchange (either the NYSE or Nasdaq) without conducting an underwritten offering, spin-off or transfer quotation from another regulated stock exchange. Under historical stock exchange rules, direct listings involve the registration of a secondary offering of a company’s shares on a registration statement on Form S-1 or other applicable registration form publicly filed with, and declared effective by, the Securities and Exchange Commission, or the SEC, at least 15 days in advance of launch—referred to as a Selling Shareholder Direct Listing. Existing shareholders, such as employees and early-stage investors, whose shares are registered for resale or that may be resold under Rule 144 under the Securities Act, are able to sell their shares on the applicable exchange, but are not obligated to do so, providing flexibility and value to such shareholders by creating a public market and liquidity for the company’s shares. Historically, companies were not permitted to raise fresh capital as part of the direct listing process. On December 22, 2020, however, the SEC issued its final approval of rules proposed by the NYSE that permit a primary offering along with, or in lieu of, a direct secondary listing—referred to as a Primary Direct Floor Listing. Upon listing of the company’s shares, the company becomes subject to the reporting and governance requirements applicable to publicly traded companies, including periodic reporting requirements under the Securities Exchange Act of 1934, as amended (the Exchange Act), and governance requirements of the applicable exchange.

Companies may pursue a direct listing to provide liquidity and a broader trading market for their shareholders; however, the listing company can also benefit even if not raising capital in a Primary Direct Floor Listing. A direct listing, whether a Primary Direct Floor Listing or a Selling Shareholder Direct Listing, will provide a company with many of the benefits of a traditional IPO, including access to the public markets for capital raising and the ability to use publicly traded equity as an acquisition currency.

Advantages of a direct listing as compared to an IPO.

Immediate Benefits to Existing Shareholders.

In both a Selling Shareholder Direct Listing and Primary Direct Floor Listing, all selling shareholders whose shares are registered on the applicable registration statement or whose shares are eligible for resale under Rule 144 will have the opportunity to participate in the first day of trading of the company’s Shareholders who choose to sell are able to do so at market trading prices, rather than only at the initial price to the public set in an IPO. The ability to sell at market prices on the first day of a listing can be a significant benefit to existing shareholders who elect to sell. However, this benefit assumes there is sufficient market demand for the shares offered for resale.

Potentially Wider Initial Market Participation.

The traditional IPO process includes a focused set of participants, and institutional buyers tend to feature prominently in the initial allocation of shares to be sold by the underwriting syndicate. Direct listings offer access to a wider group of investors, as any investor may place orders through its broker.  In a Selling Shareholder Direct Listing, any prospective purchasers of shares are able to place orders with their broker-dealer of choice, at whatever price they believe is appropriate, and such orders become part of the initial-reference, price-setting process. The price-setting mechanisms applicable to Primary Direct Floor Listings differ in material respects from the practice that has developed with respect to Selling Shareholder Direct Listings. In a Primary Direct Floor Listing, prospective purchasers of shares are able to place orders with their broker-dealer of choice at whatever price they believe is appropriate, but will have priority for purchases at the minimum offering price specified in the related prospectus.

pg. 68

Flexibility in Marketing.

IPO marketing has become more flexible since the introduction of rules providing for “testing-the-waters” communications by Emerging Growth Companies and, starting December 3, 2019, all companies. However, a direct listing allows a company to avoid the rigidity of the traditional roadshow conducted for a specified period of time following the publicly announced launch of an IPO and allows it to tailor marketing activities to the specific considerations underlying the direct listing. For instance, the traditional roadshow has been replaced in some direct listings by an investor day whereby the company invites investors to learn about the company one-to-many, such as via a webcast, which can be considered more democratic as all investors have access to the same educational materials at once. Marketing efforts may include one or more of these investor days and a roadshow-like presentation, conducted at times deemed most advantageous (although the applicable registration statement must still be publicly filed for at least 15 days in advance of any such marketing efforts). Although the approximate timing of the direct listing can be inferred from the status of the publicly filed registration statement, the company may have more flexibility as to the day its shares commence trading on the applicable stock exchange.

Brand Visibility.

As direct listings are still a relatively novel concept in U.S. capital markets, any direct listing with moderate success, in particular a direct listing involving a primary capital raise, will likely draw broad interest from market participants and relevant media. This effect is multiplied when the listing company has a well-recognized brand name.

No Underwriting Fees.

A direct listing can save money by allowing companies to avoid underwriting discounts and commissions on the shares sold in the IPO. In direct listings to date, the companies have engaged financial advisers to assist with the positioning of the company and the preparation of the registration statement. Such financial advisors have been paid significant fees, though substantially less than traditional IPO underwriting discounts and commissions. This may marginally decrease a company’s cost of capital, although the company will still incur significant fees to market makers or specialists, independent valuation agents, auditors and legal counsel.

More Flexible Lockup Agreements.

In most direct listings to date, existing management and significant shareholders are not typically subject to the restrictions imposed by 180-day lockup agreements standard in IPOs. Notwithstanding, as practice evolves, practice may vary from transaction to transaction. For example, Spotify’s largest non-management shareholder was subject to a lockup and Palantir’s directors and executive officers were subject to a lockup period. We expect that lockup arrangements in direct listings will continue to be more tailored to the particular company’s circumstances than in traditional IPOs.

Certain issues to consider before choosing a direct listing.

Establishing a Price Range or Initial Reference Price.

No marketing efforts are permissible without a compliant preliminary prospectus on file with the SEC, and such prospectus must include an estimated price range. In a traditional IPO and Primary Direct Floor Listing, the cover page of the preliminary prospectus contains a price range of the anticipated initial sale price of the shares. In a Selling Shareholder Direct Listing, the current market practice is to describe how the initial reference price is derived (e.g., by buy-and-sell orders collected by the applicable exchange from various broker-dealers). These buy-and-sell orders have in the past been largely determined with reference to high and low sales prices per share in recent private transactions of the subject company. In cases where a company does not have such transactions to reference, additional information will be necessary to educate and assist investors and help establish an initial bid price. In addition, the listing company in a direct listing may elect to increase the period between the effectiveness of its registration statement and its first day of trading, thereby allowing time for additional buy-and-sell orders to be placed. In either case, the financial advisor to the company will play an important role in establishing a price range or initial reference price, as applicable.

Financial Advisors and Their Independence.

In a Selling Shareholder Direct Listing, the rules of both the NYSE and Nasdaq require that the listing company appoint a financial advisor to provide an independent valuation of the listing company’s “publicly held” shares and, in practice, assist the applicable exchange’s market maker or specialists, as applicable, in setting a price range or initial reference price, as applicable. In past direct listings, in particular those involving the NYSE, the financial advisor that served this role was not the financial advisor the listing company engaged to advise generally, including to assist the company define objectives for the listing, position the equity story of the company, advise on the registration statement, assist in preparing presentations and other public communications and help establish a firm price range in a Primary Direct Floor Listing. As reviewed in detail below, the financial advisor that values the “publicly held” shares and assists the applicable exchange’s market maker or specialists, as applicable, must be independent, which under the relevant rules disqualifies any broker-dealer that has provided investment banking services to the listing company within the 12 months preceding the date of the valuation.

pg. 69

Shares to be Registered.

In a direct listing, in addition to new shares being issued in connection with a Primary Direct Floor Listing, a company generally registers for resale all of its outstanding common equity which cannot then be sold pursuant to an applicable exemption from registration (such as Rule 144), including those subject to registration rights obligations. The company may also register shares held by affiliates and non-affiliates who have held the shares for less than one year or otherwise did not meet the requirements for transactions without restriction under Rule 144. Companies may also register shares held by employees to address any regulatory concerns that resales of shares by employees occurring around the time of the direct listing may not have been entitled to an exemption from registration under the Securities Act. All shares subject to registration may be freely resold pursuant to the registration statement only as long as the registration statement remains effective and current. The company will typically bear the related costs.

Direct Listing-Specific Risks.

Traditional IPOs offer certain advantages that are not currently present in direct listings. Going public without the structure of an IPO process is not without risk, such as the need to obtain research coverage in the absence of an underwriting syndicate that has research analysts or the need to educate investors on the company’s business model. Any company considering a direct listing should contemplate whether its investor relations apparatus is capable of playing an outsized role in coordinating marketing efforts and outreach to potential investors, both in connection with the listing and after the transaction. Notably, in a Selling Shareholder Direct Listing, the listing company’s management plays no role in setting the initial reference price, and certain market-making activities conducted by the underwriting syndicate may be unavailable. In a Primary Direct Floor Listing, the listing company’s management may play an outsized role in determining an initial price range. Either scenario may present unacceptable risk for companies that may otherwise be poised to undertake a direct listing.

The NYSE and Nasdaq rules applicable to a direct listing.

Background.

The direct listing rules of both the NYSE and Nasdaq Global Select Market are substantially similar and are structured as an exception to each exchange’s requirement concerning the aggregate market value of the company to be listed. Prior to the direct listing rules, companies that did not previously have their common equity registered under the Exchange Act were required to show an aggregate market value of “publicly held” shares in excess of $100 million ($110 million for Nasdaq Global Select Market, under certain circumstances), such market value being established by both an independent third-party valuation and recent trading prices in a trading market for unregistered securities (commonly referred to as the Private Placement Market).

“Publicly held” shares include those held by persons other than directors, officers and presumed affiliates (shareholders holding in excess of 10%). The Private Placement Market includes trading platforms operated by any national securities exchange or registered broker-dealers. Generally, in a direct listing, the relevant company either (i) does not have its shares traded on a Private Placement Market prior its listing or (ii) underlying trading in the Private Placement Market is not sufficient to provide a reasonable basis for reaching conclusions about a company’s trading price.

Direct Listings on Secondary Markets.

Nasdaq rules permit direct listings onto the Nasdaq Global Market and Nasdaq Capital Market, the second- and third-tier Nasdaq markets, respectively. If the company to be listed on a secondary market does not have recent sustained trading activity in a Private Placement Market, and thereby must rely on an independent third-party valuation consistent with the rules described above, such calculation must reflect a (i) tentative initial bid price, (ii) market value of listed securities and (iii) market value of publicly held shares that each exceed 200 percent of the otherwise applicable requirements.

pg. 70

Requirements for a Direct Listing.

The direct listing rules discussed above were intended to provide relief for privately held “unicorns,” or companies that are otherwise sufficiently capitalized and which do not need to raise money. Each exchange’s listing standards applicable to direct listings by U.S. companies are summarized, by relevant exchange, in the 05 pages that follow.

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pg. 71

NYSE (Selling Shareholder Direct Listing):

Market Value of Publicly Held Shares (ie, held by persons other than directors, officers and presumed affiliates):

a)	The listing company must have a recent valuation from an independent third party indicating at least $250 Million USD in aggregate market value of publicly held shares (Rule 102.01A(E))

Financial Standards:

b)	The listing company is required to meet one of the following applicable financial standards:

o	Each of (a) aggregate adjusted pre-tax income for the last three fiscal years in excess of $10 Million USD, (b) with at least $2 Million USD in each of the two most recent fiscal years, and (c) positive income in each of the last three years (the “NYSE Earnings Test”).

o	Global Market Capitalization of $200 Million USD (the “Global Market Capitalization Test”).

Distribution Standards:

c)	The listing company must meet the following distribution standards:

o	400 round lot shareholders;

o	1.1 million publicly held shares; and

o	Minimum initial reference price of $4.00 USD

Engagement of Financial Advisor:

d)	Any valuation used in connection with a direct listing must be provided by an entity that has significant experience and demonstrable competence in the provision of such valuations. (Rule 102.01A(E)).

e)	A valuation agent will not be deemed to be independent if (Rule 102.01A(E)):

o	At the time it provides such valuation, the valuation agent or any affiliated person or persons beneficially own in the aggregate, as of the date of the valuation, more than 5% of the class of securities to be listed, including any such securities exercisable within 60 days.

o	The valuation of any affiliated entity has provided any investment banking services to the listing applicant within 12-months preceding the date of the valuation. For purposes of this provision, “investment banking services” include, without limitation, acting as an underwriter in an offering for the issuer; acting as a financial advisor in a merger or acquisition; providing venture capital, equity lines of credit, PIPEs (private investment, public equity transactions), or similar investments; serving as placement agent for the issuer; or acting as a member of a selling group in a securities underwriting.

o	The valuation agent or any affiliated entity has been engaged to provide investment banking services to the listing applicant in connection with the proposed listing, or any related financings, or other relating transactions.

pg. 72

NYSE (Primary Direct Listing Floor):

Market Value of Publicly Held Shares (ie, held by persons other than directors, officers and presumed affiliates):

a)	The listing company (i) must sell at least $100 Million of shares in the opening auction, or (ii) show that the aggregate market value of shares sold in the opening auction, together with publicly held shares, exceeds $250 Million USD, in each case with market value calculated using the lowest price per share set forth in the related prospectus.

Financial Standards:

b)	The listing company is required to meet one of the following applicable financial standards:

o	Each of (a) aggregate adjusted pre-tax income for the last three fiscal years in excess of $10 Million USD, (b) with at least $2 Million USD in each of the two most recent fiscal years, and (c) positive income in each of the last three years (the “NYSE Earnings Test”).

o	Global Market Capitalization of $200 Million USD (the “Global Market Capitalization Test”).

Distribution Standards:

c)	The listing company must meet the following distribution standards:

o	400 round lot shareholders;

o	1.1 million publicly held shares; and

o	Minimum initial reference price of $4.00 USD

Engagement of Financial Advisor:

o	Not required in connection with a Primary Direct Floor Listings as the related prospectus is required to include a price range within which the company anticipates selling the shares it is offering.

pg. 73

NASDAQ GLOBAL SELECT MARKET:

Market Value of Publicly Held Shares (ie, held by persons other than directors, officers and presumed affiliates):

a)	The listing company must have a recent valuation from an independent third party indicating at least $250 Million USD in aggregate market value of publicly held shares. (Rule IM-5315-1(b))9

Financial Standards:

b)	The listing company is required to meet one of the following applicable financial standards:

o	Each of (a) aggregate adjusted pre-tax income for the last three fiscal years in excess of $11 Million USD, (b) with at least $2.2 million in each of the two most recent fiscal years, (c) positive income in each of the last three fiscal years (the “NASDAQ Earnings Standard”).

o	Each of (a) average market capitalization in excess of $550 Million USD over the prior 12-months, (b) $110 Million USD in revenue for the previous fiscal year, and (c) aggregate cash flows for the last three fiscal years in excess of $27.5 Million USD and positive cash flows for each of the last three fiscal years (the “Capitalization with Cash Flow Standard”).

o	Each of (a) average market capitalization in excess of $850 Million USD over the prior 12-months and (b) $90 Million in revenue for the previous fiscal year (the “Capitalization with Revenue Standard”).

o	Each of (a) market capitalization in excess of $160 Million USD, (b) total assets in excess of $80 Million USD, and (c) shareholder’s equity in excess of $55 Million USD (the “Assets with Equity Standard”).

Distribution Standards:

c)	The listing company must meet the following liquidity standards:

o	450 round lot shareholders or 2,200 total shareholders;

o	1.25 million publicly held shares; and

o	Minimum initial reference price of $4.00 USD

Engagement of Financial Advisor:

d)	Any valuation in connection with a direct listing must be provided by an entity that has significant experience and demonstrable competence in the provision of such valuations (Rule IM-5315-1(e))

e)	A valuation agent will not be deemed to be independent if (Rule 5315-1(f)):

pg. 74

NASDAQ GLOBAL MARKET:

Market Value of Publicly Held Shares (ie, held by persons other than directors, officers and presumed affiliates):

a)	The listing company must have a recent valuation from an independent third party indicating at in excess of $16 Million USD to $40 Million USD in aggregate market value of publicly held shares, depending on the financial standard met below (Rule 5405).

Financial Standards:

b)	The listing company is required to meet one of the following applicable financial standards:

o	Each of (a) aggregate adjusted pre-tax income in excess of $1 Million USD in the last fiscal year or in two of the last three fiscal years and (b) shareholders’ equity in excess of $15 Million USD.

o	Each of (a) shareholders’ equity in excess of $30 Million USD and (b) two years of operating history.

o	Market value of listed securities in excess of $150 Million USD.

o	Total assets and total revenue in excess of $75 Million USD in the latest fiscal year, or in two of the last three fiscal years.

Distribution Standards:

c)	The listing company must meet the following liquidity standards:

o	400 round lot shareholders or 2,200 total shareholders;

o	1.1 million publicly held shares; and

o	Minimum initial reference price of $8.00 USD

Engagement of Financial Advisor:

d)	Any valuation in connection with a direct listing must be provided by an entity that has significant experience and demonstrable competence in the provision of such valuations (Rule IM-5315-1(e))

e)	A valuation agent will not be deemed to be independent if (Rule 5315-1(f)):

pg. 75

NASDAQ CAPITAL MARKET:

Market Value of Publicly Held Shares (ie, held by persons other than directors, officers and presumed affiliates):

a)	The listing company must have a recent valuation from an independent third party indicating at in excess of $10 Million USD to $30 Million USD in aggregate market value of publicly held shares, depending on the financial standard met below (Rule 5505).

Financial Standards:

b)	The listing company is required to meet one of the following applicable financial standards:

o	Each of (a) shareholders’ equity in excess of $15 Million USD and (b) two years of operating history

o	Each of (a) shareholders’ equity in excess of $4 Million USD and (b) market valuation of list securities in excess of $100 Million USD.

o	Total assets and total revenue of $75 Million USD in the latest fiscal year or in two of the last three fiscal years.

Distribution Standards:

c)	The listing company must meet the following liquidity standards:

o	300 round lot shareholders or 2,200 total shareholders;

o	1 million publicly held shares; and

o	Minimum initial reference price of $8.00 USD OR closing price of $6.00 USD.

Engagement of Financial Advisor:

d)	Any valuation in connection with a direct listing must be provided by an entity that has significant experience and demonstrable competence in the provision of such valuations (Rule IM-5315-1(e))

e)	A valuation agent will not be deemed to be independent if (Rule 5315-1(f)):

pg. 76

ITEM 21. DIRECT LISTING OF THE COMPANY’S SECURIITES ON THE OTC MARKET (Only in the event that the Company does not qualify for a listing of the Company’s Securities on the NYSE-MKT or NASDAQ).

Overview:

Public trading is often a key component in creating successful and sustainable enterprises over the long-term, and provides companies with access to benefits not easily available to private companies.

Companies go public to build visibility, create share liquidity, grow their valuation, gain wider access to capital and convey their reputation to investors. Public companies have the advantage of perpetual capital, competitive benchmarks and trust that is driven by transparency.

In contrast to the traditional accelerated IPO process, a “Slow PO” enables companies to enter into the public markets by making previously restricted shares available for public trading by brokers on the OTCQX®, OTCQB® and Pink® Markets. The Slow PO is akin to a “direct listing” on an exchange where a company goes public without raising money and without underwriting as in a traditional IPO. The longer on-ramp allows seasoned companies with an established investor base to avoid the high costs and time pressures of a traditional IPO, while growing their liquidity organically over time. The Slow PO also provides management more resources to focus on executing their business plans as they grow into the company they aspire to be.

Shareholder capital raised through private placements to angel investors, private equity firms, and venture capital has created a huge pool of value that can be unlocked and used by companies to build an informed and efficient public trading market of these freely tradable shares.

Benefits of a “Slow PO”

a)	Provides management with more resources to focus on growing the business rather than meeting externally-imposed financial targets and time pressures of a traditional IPO.

b)	Builds investor confidence in the quality of the company’s management and financials as the market in its shares expand.

c)	Enables companies to grow liquidity organically through a slower entry to the public markets.

d)	Allows companies to choose the market visibility and reporting status that best fits their needs whether SEC-reporting or Alternative Reporting Standard.

How a Slow PO Works:

A Slow PO enables companies to enter the public markets by making previously restricted shares available for public trading on the OTCQX, OTCQB and Pink markets.

RAISE CAPITAL IN PRIVATE OR RESTRICTED OFFERINGS OR ISSUE SHARES TO EMPLOYEES: The Securities Act of 1933 provides several exemptions from registration for companies looking to sell shares to investors. Four of the more popular offering exemptions are:

a)	Regulation A+ (Tier I & Tier II)

b)	Rule 506 of Regulation D

c)	Rule 144A

d)	Rule 701 (for issuance to employees/service providers only)

pg. 77

MAKING SHARES TRADABLE AFTER REGISTRATION OR SEASONING:

a)	Registration: Once shares have been issued, to make them immediately tradable, a company would have to file a registration statement with respect to the securities under the Securities Act of 1933.

b)	Seasoning: A company may work with its attorney and transfer agent to remove restrictive legends from shares held by non-affiliates for greater than six months (for securities of issuers current with their reporting obligations to the SEC), or one year (for securities of non-SEC reporting issuers).

ENABLE BROKER-DEALERS TO QUOTE SHARES ON OTC LINK® ATS:

a)	A FINRA-member broker-dealer must sponsor the company’s securities by filing a Form 211 with FINRA. After 30 days, those securities will become “piggyback qualified,” allowing any broker-dealer to quote them.

Liquidity on OTCQX, OTCQB & OTC Pink:

a)	OTC Link® ATS is an SEC-registered Alternative Trading System for broker-dealer subscribers to provide investors with an efficient and effective electronic trading experience. OTC Link® ATS directly links a diverse network leading U.S. broker-dealers that provide liquidity and execution services for U.S. and global OTCQX, OTCQB and Pink securities. Its real-time price transparency and connectivity offers broker-dealers control of trades and choice of counterparties so that they can efficiently provide best execution, attract order flow, and comply with FINRA and SEC regulations.

b)	In addition, investors in all OTCQX and OTCQB companies may view the full market-depth of their stock free of charge on www.otcmarkets.com through the Real-Time Level 2 Quote Display Service. OTC Link® ATS is operated by OTC Link LLC, a FINRA member broker-dealer and wholly owned subsidiary of OTC Markets Group Inc.

c)	OTC Link® ATS is operated by OTC Link LLC, a FINRA member broker-dealer and wholly owned subsidiary of OTC Markets Group Inc.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 78

ITEM 22. HOW TO SUBSCRIBE:

Subscription Procedures

Investors seeking to purchase Shares of the Company’s Series A Convertible Preferred Shares who satisfy the “Qualified Purchaser” standards should proceed as follows:

1.	Read this entire Offering Circular (including all Exhibits hereto) and any supplements accompanying this Offering Circular.

2.	Electronically complete and execute a copy of the Subscription Agreement. A complete copy of the Subscription Agreement, including instructions for completing it, is included in this Offering Circular as Exhibit A.

By executing the Subscription Agreement and paying the total purchase price for the Company’s Series A Convertible Preferred Shares subscribed for, each investor agrees to accept the terms of the Subscription Agreement and attests that the investor meets the minimum standards of a “Qualified Purchaser.” And for non-accredited investors that such subscription for Shares of the Company’s Series A Convertible Preferred Shares does not exceed ten percent (10%) of the greater of such investor’s annual income or net worth (for natural persons), or ten percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be binding upon investors but will be effective only upon the Company’s acceptance and the Company reserves the right to reject any subscription in whole or in part.

Right to Reject Subscriptions. After the Company receives your complete, executed Subscription Agreement and the funds required under the Subscription Agreement have been received, the Company has the right to review and accept your subscription in whole or in part, for any reason or for no reason. The Company will return all monies from rejected subscriptions immediately to you, generally without interest and without deduction.

Acceptance of Subscriptions. Upon the Company’s acceptance of a Subscription Agreement, the Company will countersign the Subscription Agreement and issue the Shares at closing. Once you submit the Subscription Agreement, and it is accepted, you may not revoke or change your subscription, or request your subscription funds returned. All accepted Subscription Agreements are irrevocable.

Minimum Purchase Requirements. You must purchase at least ten (10) Series A Convertible Preferred Shares at a price of $100.00 USD per Series A Convertible Preferred Shares. The Company reserves the right to revise the minimum purchase requirements in the future.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 79

ITEM 23. ADDITIONAL INFORMATION:

The Company has filed with the SEC an Offering Statement under the Securities Act on Form 1-A regarding this Offering. This Offering Circular, which is part of the Offering Statement, does not contain all the information set forth in the Offering Statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon Qualification of the Offering Statement, the Company will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, the Company will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the Offering Statement, the related exhibits and the reports and other information the Company has filed, and will file in the future, at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operations of the public reference rooms. The SEC also maintains a website at www.SEC.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning the Company at:

Mr. Andrew J. Milks

Plant Capital, LLC

69846 Bluegrass Way

Cathedral City, California 92234

Phone: (760) 218-4547

Email: IR@PlantCapitalIR.com

Within 120 days after the end of each fiscal year, the Company will electronically provide to all Shareholders of record an annual report. The annual report will contain statements and certain other financial narrative information that the Company is required to provide to its Shareholders. The Company does not intend to send paper copies out of its reports unless requested in writing by a Shareholder.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 80

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Description
1A-1	* RESERVED (Underwriting Agreement)
1A-2A	ARTICLES OF INCORPORATION
1A-2B	OPERATING AGREEMENT
1A-3	* RESERVED (Shareholders Reports)
1A-4	SUBSCRIPTION AGREEMENT
1A-5	* RESERVED (Voting Trust)
1A-6	* RESERVED (MAT Contract / Technology Services Agreement)
1A-7	* RESERVED (ACO Agreement)
1A-8	* RESERVED (Escrow Agreement)
1A-9	* RESERVED (Accountant Letter)
1A-10	* RESERVED (Power of Attorney)
1A-11	* RESERVED (Consent)
1A-12	* RESERVED (Opinion of Counsel)
1A-13	* RESERVED (Test the Waters Materials)
1A-14	* RESERVED (Consent for Service)
1A-15	* RESERVED (Exhibit)
1A-16	* RESERVED (Exhibit)
1A-17	* RESERVED (Exhibit)
1A-18	* RESERVED (Exhibit)
1A-19	* RESERVED (Exhibit)
1A-20	* RESERVED (Exhibit)
1A-21	* RESERVED (Exhibit)
1A-22	* RESERVED (Exhibit)
1A-23	* RESERVED (Exhibit)
1A-24	* RESERVED (Exhibit)
1A-25	* RESERVED (Exhibit)
1A-26	* RESERVED (Exhibit)
1A-27	* RESERVED (Exhibit)
1A-28	* RESERVED (Exhibit)
1A-29	* RESERVED (Exhibit)
1A-31	* RESERVED (Exhibit)

*       Filed herewith.

pg. 81

SIGNATURES

The Issuer has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized.

PLANT CAPITAL, LLC:

By: Mr. Andrew Jonathan Milks

By:	/s/ Andrew J. Milks
Name:	Mr. Andrew J. Milks
Title:	Founder & Chief Executive Officer

By:	Mr. Sean Michael Ward

By:	/s/ Sean Michael Ward
Name:	Mr. Sean Michael Ward
Title:	Chief Operating Officer

pg. 82

AUDITED FINANCIAL STATEMENTS:

Plant Capital, LLC

A California Limited Liability Company

Financial Statement and Independent Auditor’s Report

March 28, 2023 (inception)

F-1

PLANT CAPITAL, LLC

INDEX TO FINANCIALS

Page

INDEPENDENT AUDITOR’S REPORT	F-3 -F-4

FINANCIAL STATEMENT AS OF MARCH 28, 2023 (INCEPTION):

Balance Sheet	F-5

Notes to the Financial Statement	F-6

F-2

To the Managing Member of

Plant Capital, LLC

Redding, California

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statement of Plant Capital, LLC (the “Company”), which comprise the balance sheet as of March 28, 2023 (inception) and the related notes to the financial statement.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Company as of March 28, 2023 (inception), in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statement, the Company has not yet commenced planned principal operations and has not generated revenues or profits as of March 28, 2023 (inception). These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statement does not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-3

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statement is available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Artesian CPA, LLC

Denver, Colorado

April 18, 2023

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-4

PLANT CAPITAL, LLC

BALANCE SHEET

As of March 28, 2023 (inception)

ASSETS
Current Assets:
Cash and cash equivalents	$-
Total Current Assets	-

TOTAL ASSETS	$-

LIABILITIES AND MEMBER'S DEFICIT
Current Liabilities:
Accounts payable	$-
Total Liabilities	-

Member's Deficit	-

TOTAL LIABILITIES AND MEMBER'S DEFICIT	$-

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of this financial statement.

F-5

PLANT CAPITAL, LLC

NOTES TO THE FINANCIAL STATEMENT

As of March 28, 2023 (inception)

NOTE 1: NATURE OF OPERATIONS

Plant Capital, LLC (the “Company”) is a limited liability company formed on March 28, 2023, under the laws of California. The Company will be a marijuana holding company. The Company is headquartered in Redding, California.

As of March 28, 2023 (inception), the Company has not commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of three months or less to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of March 28, 2023 (inception), the Company has no cash and cash equivalents.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

See accompanying Independent Auditor’s Report

F-6

PLANT CAPITAL, LLC

NOTES TO THE FINANCIAL STATEMENT

As of March 28, 2023 (inception)

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet approximates their fair value.

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied.

As of March 28, 2023 (inception), the Company has not earned any revenue.

Organizational Costs

In accordance with FASB ASC 720, “Other Expenses”, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, provision for income tax is not recorded in the financial statement. Income from the Company is reported and taxed to the members on their individual tax returns.

See accompanying Independent Auditor’s Report

F-7

PLANT CAPITAL, LLC

NOTES TO THE FINANCIAL STATEMENT

As of March 28, 2023 (inception)

The Company complies with FASB ASC 740, “Income Taxes” for accounting for uncertainty in income taxes recognized in a Company’s financial statement, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statement. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 3: GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues as of March 28, 2023 (inception). These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. The balance sheet does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: MEMBER’S EQUITY/(DEFICIT)

No capital has been contributed to the Company as of March 28, 2023 (inception). The Company has not yet adopted its operating agreement to dictate its capital structure.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 5: RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted this standard effective at its inception date.

See accompanying Independent Auditor’s Report

F-8

PLANT CAPITAL, LLC

NOTES TO THE FINANCIAL STATEMENT

As of March 28, 2023 (inception)

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350), simplifying Accounting for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 removes the requirement to perform a hypothetical purchase price allocation to measure goodwill impairment. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The amendments in this update are effective for public entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendment is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company does not expect the adoption of ASU 2017-04 to have a material impact on the Company’s financial statement.

In August 2020, FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity; Own Equity (“ASU 2020-06”), as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. Among other changes, the new guidance removes from GAAP separation models for convertible debt that require the convertible debt to be separated into a debt and equity component, unless the conversion feature is required to be bifurcated and accounted for as a derivative or the debt is issued at a substantial premium. As a result, after adopting the guidance, entities will no longer separately present such embedded conversion features in equity, and will instead account for the convertible debt wholly as debt. The new guidance also requires use of the “if-converted” method when calculating the dilutive impact of convertible debt on earnings per share, which is consistent with the Company’s current accounting treatment under the current guidance. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, with early adoption permitted, but only at the beginning of the fiscal year. The adoption of ASU 2020-06 did not have a material impact on the Company’s financial statement.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying balance sheet. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 6: COMMITMENTS AND CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matter will have a material adverse effect on its business, financial condition or results of operations.

NOTE 7: SUBSEQUENT EVENTS

Management’s Evaluation

Management has evaluated all subsequent events through April 18, 2023, the date the financial statement was available to be issued and determined there are no material events requiring disclosure or adjustment to the financial statement.

See accompanying Independent Auditor’s Report

F-9